Exhibit 4.1

Dated as of May 8, 2026

iSHARES® DELAWARE TRUST SPONSOR LLC,

as Sponsor

and

BLACKROCK FUND ADVISORS,

as Administrative Trustee

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Delaware Trustee

AMENDED AND RESTATED TRUST AGREEMENT

iSHARES® BITCOIN PREMIUM INCOME ETF

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TABLE OF CONTENTS

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THIS AMENDED AND RESTATED TRUST AGREEMENT (this "Agreement"), dated as of May 8, 2026, is among iShares® Delaware Trust Sponsor LLC, a Delaware limited liability company, as sponsor (the "Sponsor"), BlackRock Fund Advisors, a California corporation, as administrative trustee (the "Administrative Trustee"), and Wilmington Trust, National Association, a national association, as Delaware trustee (the "Delaware Trustee").

W I T N E S S ET H:

WHEREAS, on September 25, 2025, iShares Bitcoin Premium Income ETF (the "Trust") was formed when the Certificate of Trust was filed in the Office of the Secretary of State of the State of Delaware under the provisions of the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq. (as it may be amended from time to time, or any successor legislation, the "Act") and Daniel Schwieger, as initial trustee (the "Initial Trustee"), executed an agreement and declaration of trust, dated as of September 24, 2025 (the "Existing Trust Agreement");

WHEREAS, the Sponsor desires to adopt this Agreement to establish the terms on which bitcoin and other assets, including but not limited to shares of iShares Bitcoin Trust ("IBIT Shares") and cash, may be deposited in the Trust and provide for the creation and redemption of shares representing fractional undivided beneficial interests in the net assets of the Trust (as defined herein); and

WHEREAS, the Sponsor desires to provide for other terms and conditions on which the Trust shall be established and administered, as hereinafter provided.

NOW, THEREFORE, it being the intention of the parties hereto that, subject to the terms hereof, this Agreement shall constitute the governing instrument of the Trust, and the provisions of the Existing Trust Agreement shall have no longer any force or effect and shall be superseded entirely by the provisions hereof, the parties hereto agree to further amend and restate the Existing Trust Agreement in its entirety as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Definitions. Except as otherwise specified in this Agreement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

"Advisor" means BlackRock Financial Management, or any successor thereto in its capacity as the advisor to the Trust.

"Advisory Agreement" means the Investment Advisory Agreement, dated as of May 5, 2026, between the Advisor and the Sponsor on behalf of the Trust.

"Act" has the meaning specified in the recitals hereto.

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"Additional Bitcoin Custodian" means any substitute or additional custodian of the Trust's bitcoin pursuant to a written agreement with the Trust or Administrative Trustee on behalf of the Trust.

"Administrative Trustee" means the Person named as such in the introductory paragraph hereto, solely in such Person's capacity as administrative trustee and not in such Person's individual capacity, so long as such Person shall continue in office in accordance with the terms hereof, and any other Person who may from time to time be duly appointed, qualified and serving as an administrative trustee in accordance with the provisions hereof.

"Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

"Agreement" or "Trust Agreement" means this Amended and Restated Trust Agreement, including Exhibit A, as amended, modified, supplemented and restated from time to time in accordance with its terms.

"airdrop" means the distribution of a new digital asset, or a right to acquire or possess such asset, to holders of bitcoin, without any modification to the existing Bitcoin network and Bitcoin blockchain.

"AP Cash Account" means an account at a commercial bank in the United States designated in writing by the Authorized Participant to receive or transfer the cash related to Orders.

"AP Securities Account" shall mean an account at the AP Securities Custodian designated in writing by the Authorized Participant to receive or transfer IBIT Shares (and not Shares) related to Orders.

"AP Securities Custodian" shall mean a commercial bank, or other legally authorized and prudentially regulated securities custodian under applicable law, in the United States, at which the Authorized Participant maintains a securities custody account.

"Applicable AML Law" has the meaning specified in Section 7.10.

"AML Law" has the meaning specified in Section 7.10.

"Authorized Participant" means a Person who, at the time of submitting to the Trust a Purchase Order or a Redemption Order (either in cash, partial-cash or in-kind), (a) is a registered broker-dealer, (b) is a DTC Participant, (c) has in effect a valid Authorized Participant Agreement and, (d) solely with respect to an in-kind Purchase Order or Redemption Order, is in a position, either directly or by the use of an agent or Authorized Participant Client, to transfer bitcoin and IBIT Shares to, or take delivery of bitcoin and IBIT Shares from, the Administrative Trustee through one or more accounts.

"Authorized Participant Agreement" means an agreement among the Administrative Trustee, the Sponsor and an Authorized Participant that provides the procedures for the creation and redemption of Baskets for bitcoin, IBIT Shares and/or cash.

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"Authorized Participant Client" means any party other than an Authorized Participant that is designated by such Authorized Participant to deliver and/or receive bitcoin in connection with an in-kind Purchase Order or an in-kind Redemption Order pursuant to an Authorized Participant Agreement between the Authorized Participant and the Trust.

"Basket" means a block of 20,000 Shares, as such number may be increased or decreased, from time to time, in accordance with Section 2.13.

"Basket Amount" means the amount of cash, bitcoin and/or IBIT Shares (depending on the type of transaction) that an Authorized Participant must Deliver in exchange for one Basket, or that an Authorized Participant is entitled to receive in exchange for each Basket surrendered for redemption.

"Book-Tax Disparity" means, with respect to any property, as of any date of determination, the difference between the book value of such property (as initially determined under Section 7 of Annex I in the case of contributed property, and as adjusted from time to time in accordance with Section 2(c) of Annex I) and the adjusted basis thereof for U.S. federal income tax purposes, as of such date of determination. A Beneficial Owner's share of the Trust's Book-Tax Disparities will be reflected by the difference between such Beneficial Owner's Capital Account balance, as maintained pursuant to Section 1 of Annex I, and the hypothetical balance of the Capital Account computed as if it had been maintained strictly in accordance with U.S. federal income tax accounting principles.

"Beneficial Owner" means any Person owning a beneficial interest in any Shares, including a person who holds Shares through a Registered Owner.

"bitcoin" means a type of digital asset based on an open-source cryptographic protocol existing on the Bitcoin network as determined by the Administrative Trustee, and the assets underlying the Shares.

"Bitcoin Custodian" means Coinbase Custody Trust Company, LLC and any substitute or additional custodian of the Trust's bitcoin pursuant to a written agreement with the Trust or Administrative Trustee on behalf of the Trust.

"Bitcoin network" means the online, end-user-to-end-user network associated with bitcoin and hosting a public transaction ledger, known as a blockchain (the "Bitcoin blockchain"), and the source code comprising the basis for the cryptographic and algorithmic protocols governing the Bitcoin network, as determined by the Sponsor.

"Bitcoin Trading Counterparty" means designated third parties who transact in bitcoin in connection with cash creations and redemptions pursuant to written agreements between the Trust and the Bitcoin Counterparty.

"Bitlicense" has the meaning specified in Section 6.2(c)(vi).

"Business Day" means any day (1) on which none of the following occurs: (a) the Exchange is closed for regular trading or (b) ISE or any other applicable options exchange is closed for regular

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trading or (c) the Federal Reserve wire transfer system is closed for cash wire transfers, or (2) that the Administrative Trustee determines that it is able to conduct business.

"Capital Account" has the meaning specified in Section 1 of Annex I.

"Cash Account" means an account established for the Trust with the Cash Custodian for use related to the Cash Component and Cash Amount of a cash and partial cash Purchase Order or Redemption Order as disclosed in the Prospectus.

"Cash Amount" means an amount of cash sufficient to pay any applicable transaction fee, redemption fee and any additional fixed and/or variable charges applicable to Orders (including fees related to the Trust's options), which may vary depending on the type of order.

"Cash Component" means, in the case of (a) a cash Purchase Order or Redemption Order, an amount of cash equal to the Basket Amount and (b) a partial cash Purchase Order or Redemption Order, an amount of cash that replaces bitcoin or IBIT Shares, as determined by the Administrative Trustee in its sole discretion.

"Cash Custodian" means The Bank of New York Mellon and any substitute or additional custodian of the Trust's cash pursuant to a written agreement with the Trust or Administrative Trustee on behalf of the Trust.

"Cash Order Cutoff Time" means, with respect to any Business Day, (a) 6:00 p.m. Eastern Time on the Business Day prior to such Business Day or (b) any other time agreed to by the Sponsor and the Administrative Trustee and of which all existing Authorized Participants have been previously notified by the Administrative Trustee.

"Certificate" means a certificate, in substantially the form attached as Exhibit A hereto that is executed and delivered by the Administrative Trustee under this Agreement evidencing Shares.

"Certificate of Trust" means the Certificate of Trust, as filed with the Secretary of State pursuant to Section 3810 of the Act, as amended and restated from time to time.

"Code" means the Internal Revenue Code of 1986, as amended.

"Conflicting Provisions" has the meaning specified in Section 7.9.

"Corporate Trust Office" means the office of the Administrative Trustee at which its depositary receipt business is administered, which, as of the date hereof, is located at 400 Howard Street, San Francisco, CA 94105.

"Covered Person" means the Delaware Trustee, the Administrative Trustee, the Sponsor and their respective Affiliates.

"Creation Cash" means the Basket Amount received in connection with a cash Purchase Order.

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"CTA" has the meaning specified in Section 7.10.

"Custodian" means, as the context requires herein, the Bitcoin Custodian, the Additional Bitcoin Custodian, the Cash Custodian and/or Securities Custodian, and any substitute or additional custodian of the Trust's bitcoin, IBIT Shares and/or cash pursuant to one or more written agreements with the Trust or Administrative Trustee on behalf of the Trust.

"Custodian Agreement" means the custodial services agreement entered into between the Trust and a Custodian.

"Delaware Trustee" means the Person named as such in the introductory paragraph hereto, solely in such Person's capacity as the Delaware trustee of the Trust created hereunder and not in such Person's individual capacity and includes any successor Delaware trustee under this Agreement.

"Delaware Trustee Indemnified Persons" has the meaning specified in Section 5.20(e).

"Deliver," "Delivered" or "Delivery" means, (a) when used with respect to bitcoin, (i) in the case of a Purchase Order, a deposit of spot bitcoin from the relevant Digital Wallet into the Trust's Trading Account that meets the requirements for an effective transfer, and (ii) in the case of a redemption, a transfer of spot bitcoin from the Trust's Trading Account to the relevant Digital Wallet, (b) when used with respect to IBIT Shares, (i) in the case of a Purchase Order, a deposit of IBIT Shares from the AP Securities Account to the Trust's Securities Account with the Securities Custodian that meets the requirements for an effective transfer and (ii) in the case of a redemption, a transfer of IBIT Shares from the Trust's Securities Account with the Securities Custodian to the AP Securities Account (c) when used with respect to Shares, either (i) one or more book-entry transfers of such Shares to an account or accounts at DTC designated by the Person entitled to such delivery for further credit as specified by such Person or (ii) in the circumstances specified in Section 2.4(e), execution and delivery at the Corporate Trust Office of one or more Certificates evidencing those Shares, and (d) when used with respect to cash (which shall in all cases be U.S. dollars), (i) in the case of a Purchase Order, a wire-transfer from the AP Cash Account to the Trust's Cash Account, and (ii) in the case of a Redemption Order, a wire-transfer from the Trust's Cash Account to the AP Cash Account.

"Depositor" means (i) in the case of an in-kind or partial cash Purchase Order or Redemption Order, any Authorized Participant or Authorized Participant Client that Delivers bitcoin, IBIT Shares and/or cash to or at the direction of the Trust, that is the owner or beneficial owner of such bitcoin, IBIT Shares and/or cash and (ii) in the case of a cash Purchase Order or Redemption Order (a) any Authorized Participant that Delivers, directly or through an agent, cash to or at the direction of the Trust, either for its own account or on behalf of another Person and (b) any Bitcoin Trading Counterparty or the Prime Execution Agent, as applicable, that Delivers bitcoin directly to or at the direction of the Trust, for its own account.

"Digital Wallet" shall mean an account maintained by the Prime Execution Agent, or a hosted digital wallet that is maintained by the Prime Execution Agent in connection with an account, that is owned by an Authorized Participant, an Authorized Participant Client or a Bitcoin Trading Counterparty.

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"DTC" means The Depository Trust Company, or its successor.

"DTC Participant" means a Person that has an account with DTC.

"ETF Services" means certain order processing, Authorized Participant communications, and related services in connection with the issuance and redemption of Baskets.

"ETF Services Agreement" means the agreement between the Trust and BlackRock Investments, LLC, an Affiliate of the Administrative Trustee, to perform ETF Services.

"Exchange" means The Nasdaq Stock Market LLC, a Delaware limited liability company and a registered U.S. national securities exchange, or any other regulated securities market where the Sponsor may from time to time decide to list the Shares for trading.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

"Existing Trust Agreement" has the meaning specified in the recitals hereto.

"FinCEN" has the meaning specified in Section 6.2(c)(vi).

"Fiscal Year" means the fiscal year of the Trust for financial accounting purposes, which shall begin on the first day of January (or, for the first fiscal year, such the date on which the Trust's year begins for financial accounting purposes) and end on the thirty-first day of December (or, for the last fiscal year, the date on which the Trust terminates).

"fork" means non-backward compatible change to the original Bitcoin blockchain and the source code of the original Bitcoin network which results in the original Bitcoin network and the original Bitcoin blockchain existing side-by-side, but incompatible, with a new network and a new blockchain, and leads to the creation of a new asset running on the new blockchain.

"GAAP" means the U.S. generally accepted accounting principles.

"IBIT Shares" means shares of the iShares® Bitcoin Trust ETF ("IBIT").

"Incidental Rights" means the rights to acquire, or otherwise establish dominion and control over, any digital asset (for avoidance of doubt, other than bitcoin) or other asset or right, which rights are incident to the Trust's ownership of bitcoin and arise without any action of the Trust, or of the Sponsor or Delaware Trustee on behalf of the Trust. In the event of a hard fork of the Bitcoin blockchain, the Sponsor shall determine which network shall constitute the Bitcoin network and which asset shall constitute bitcoin in accordance with this Agreement.

"Indemnified Amounts" has the meaning specified in Section 5.11(a).

"lndemnitee" has the meaning specified in Section 5.11(e). "lndemnitor" has the meaning specified in Section 5.11(e).

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"Index" means the CME CF Bitcoin Reference Rate - New York Variant for the Bitcoin - U.S. Dollar trading pair ("CF Benchmarks Index"), or if the CF Benchmarks Index is unavailable or the Sponsor in its sole discretion determines that the CF Benchmarks Index price shall not constitute the Index, the Trust's holdings may be fair valued in accordance with the policy approved by the Administrative Trustee.

"Index Administrator" means CF Benchmarks Ltd.

"Indirect Participant" means a Person that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

"Initial Trustee" has the meaning specified in the recitals hereto.

"In-Kind Order Cutoff Time" means, with respect to any Business Day, (a) 2:00:00 p.m. Eastern Time on the Business Day or (b) any other time agreed to by the Sponsor and the Administrative Trustee and of which all existing Authorized Participants have been previously notified by the Administrative Trustee.

"IR Digital Asset" means any digital asset or other asset or right acquired by the Trust through the exercise of any Incidental Right.

"Net Asset Value of the Trust" means the net asset value of the Trust, as determined in accordance with Section 4.1(b).

"Net Asset Value per Basket" means, as of any date of determination the number obtained by multiplying (x) the Net Asset Value per Share on the date on which the determination is being made by (y) the number of Shares that constitute a Basket on the date on which the determination is being made.

"Net Asset Value per Share" means the net asset value of a Share, as determined in accordance with Section 4.1(b).

"Order" means Purchase Orders and Redemption Orders, collectively.

"Order Cutoff Time" means the In-Kind Order Cutoff Time, Partial Order Cutoff Time or Cash Order Cutoff Time, as applicable.

"Order Date" means, with respect to a Purchase Order, the date specified in Section 2.6(b) and, with respect to a Redemption Order, the date specified in Section 2.9(c).

"Partial Order Cutoff Time" means, with respect to any Business Day, (a) 6:00 p.m. Eastern Time on the Business Day prior to such Business Day or (b) any other time agreed to by the Sponsor and the Administrative Trustee and of which all existing Authorized Participants have been previously notified by the Administrative Trustee.

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"Partnership Representative" means, collectively, the "partnership representative" of the Trust, as such term is defined in Section 6223(a) of the Code, and the designated individual through whom the "partnership representative" shall act.

"Percentage Interest" means as to each Beneficial Owner, the portion (expressed as a percentage) of the total outstanding Shares held by such Beneficial Owner.

"Person" means any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Prime Execution Agent" shall mean Coinbase, Inc., an affiliate of the Bitcoin Custodian.

"Prime Execution Agent Agreement" shall mean the agreement between the Sponsor, the Administrative Trustee and the Prime Execution Agent.

"Proceeding" has the meaning specified in Section 5.11(e).

"Processing Agent" means BlackRock Investments, LLC, or any successor thereto in its capacity as the processing agent for the Trust.

"Prospectus" means the Trust's current prospectus included in its effective registration statement, as supplemented or amended from time to time.

"Purchase Order" has the meaning specified in Section 2.6(b).

"Redemption Order" has the meaning specified in Section 2.9(a).

"Registered Owner" means a Person in whose name Shares are registered on the books of the Registrar maintained for that purpose.

"Registrar" means the Administrative Trustee or any bank or trust company that is appointed to register Shares and transfers of Shares as herein provided.

"Responsible Officer of the Delaware Trustee" means any officer within the corporate trust office of the Delaware Trustee including any vice president, assistant vice president, assistant treasurer, assistant secretary, or any other officer customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the Delaware Trustee role hereunder.

"SEC" means the Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.

"Securities Account" shall mean an account established in the Trust's name with the Securities Custodian for use by the Trust for the IBIT Shares related to Purchase Orders and Redemptions Orders.

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"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

"Securities Custodian" means The Bank of New York Mellon, or any successor thereto, appointed to custody IBIT Shares or other securities held by the Trust.

"Shares" means units of fractional undivided beneficial interest in the net assets of the Trust.

"Sponsor" means the Person named as such in the introductory paragraph hereto, solely in such Person's capacity as sponsor of the Trust and not in such Person's individual capacity, or any successor thereto which shall have executed such documents and other instruments as in the opinion of counsel to the Trust shall be necessary to assume all of the duties and responsibilities of the Sponsor hereunder.

"Sponsor's Fee" has the meaning specified in Section 5.13(a).

"Sponsor Indemnified Party" has the meaning specified in Section 5.11(d).

"Surrender," "Surrendered" or "Surrendering" means, when used with respect to Shares, (a) one or more book-entry transfers of Shares to the DTC account of the Administrative Trustee or (b) surrender to the Administrative Trustee at its Corporate Trust Office of one or more Certificates evidencing Shares.

"Trading Account" shall mean an account established for the Trust with the Prime Execution Agent for use for the bitcoin related to creations and redemptions of the Shares.

"Trust" has the meaning specified in the recitals hereto.

"Trust Administrator" means The Bank of New York Mellon, or any successor thereto in its capacity as the trust administrator for the Trust.

"Trust Property" means, at any time, the assets of the Trust at such time, regardless of whether such assets are held by the Administrative Trustee or any agent or custodian for the Trust.

"Trustee Indemnified Persons" has the meaning specified in Section 5.11(a).

"USA Patriot Act" has the meaning specified in Section 7.10.

"Unrealized Gain" attributable to any Trust property means, as of any date of determination, the excess, if any, of the fair market value of such property (as determined for purposes of Section 1(d) of Annex I) as of such date of determination over the adjusted basis of such property as of such date of determination.

"Unrealized Loss" attributable to any Trust property means, as of any date of determination, the excess, if any, of the adjusted basis of such property as of such date of determination over the fair

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market value of such property (as determined for purposes of Section 1(d) of Annex I) as of such date of determination.

Section 1.2  Rules of Construction. Unless the context otherwise requires:

(a)    a term has the meaning assigned to it;

(b)    an accounting term not otherwise defined herein has the meaning assigned to it in accordance with generally accepted accounting principles as then in effect in the United States;

(c)     "or" is not exclusive;

(d)    the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(e)    the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

(f)     words in the singular include the plural and words in the plural include the singular; and

(g)    any definition referencing any agreement, instrument or other document shall be construed as referencing to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified.

ARTICLE II

CREATION AND DECLARATION OF TRUST

Section 2.1  Creation and Declaration of Trust; Business of the Trust.

(a)    The Administrative Trustee declares that the Trust holds and will hold all Trust Property other than that which is maintained in the Trading Account with the Prime Execution Agent through Custodians in accordance with the Custodian Agreements, for the benefit of the Registered Owners for the purposes of, and subject to the terms and conditions set forth in, this Agreement. The Trust's bitcoin holdings and cash holdings from time to time may be held with the Prime Execution Agent in the Trading Account in connection with in-kind creations and redemptions of Baskets or in connection with cash creations and redemptions of Baskets where the Trust will transact in bitcoin with the Bitcoin Trading Counterparties, and the sale or transfer of bitcoin to pay the Sponsor's Fee (as defined below) and Trust expenses not assumed by the Sponsor. The trust governed by this Agreement shall be known as "iShares® Bitcoin Premium Income ETF." The Initial Trustee filed or caused to be filed the original Certificate of Trust on September 25, 2025, and the Delaware Trustee is hereby authorized and directed to file an amendment thereto to reflect the Delaware Trustee as the trustee pursuant to Section 3807 of the Act, and at the direction of the Administrative Trustee the Delaware Trustee is authorized to file any further amendment thereto or restatement thereof as may be necessary or appropriate from time to time. The Administrative Trustee confirms that, prior to the execution of this

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Agreement, the Initial Trustee was the sole trustee of the Trust. The Initial Trustee hereby withdraws as a trustee of the Trust and upon execution of this Agreement shall no longer be a trustee of the Trust or be a party to the governing instrument of the Trust.

(b)    The Trust's investment objective shall be to invest in, and hold bitcoin on behalf of, investors in the Trust while also seeking to provide premium income through an actively managed strategy of writing (selling) call options primarily on IBIT Shares and, from time to time, on indices that track spot bitcoin exchange traded products. The Trust's investment results will correspond to, but will not necessarily be identical to, the performance of bitcoin together with the premiums generated by the Trust's options writing strategy, largely as a result of the payment of expenses and liabilities of the Trust.

(c)    Consistent with the investment objective set forth in Section 2.1(b), the Trust shall have full power and authority (i) to engage in such business or activities as set forth in, or contemplated by, this Agreement, the Authorized Participant Agreements, Custodian Agreements, the Prime Execution Agent Agreement, a clearing agreement and any other agreements or instruments to which, in compliance with the provisions of this Agreement, it shall become a party to or by which it may be bound, (ii) to engage in activities incidental and necessary to carry out the duties and responsibilities as set forth in, or contemplated by, this Agreement, such Authorized Participant Agreements and such other agreements or instruments and (iii) subject to the following sentence, to engage in any other lawful business, purpose or activity for which statutory trusts may be formed under the Act. Other than the Shares, the Trust shall not issue or sell any beneficial interests or other obligations or otherwise incur, assume or guarantee any indebtedness for money borrowed.

Section 2.2 Tax Treatment. Each of the parties hereto, by entering into this Trust Agreement, and each Beneficial Owner, by acquiring Shares in the Trust, (i) expresses its intention that the Shares will qualify under applicable tax law as interests in a partnership which holds the trust estate, (ii) agrees that it will file its own U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with clause (i) of this Section 2.2 and with the classification of the Trust as a partnership, except as required by applicable law, and (iii) agrees to use reasonable efforts to notify the Sponsor promptly upon a receipt of any notice from any taxing authority having jurisdiction over such party with respect to the treatment of the Shares as anything other than interests in a partnership.

Section 2.3 Legal Title. Legal title to all of the Trust Property shall be vested in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Property to be vested otherwise, the Administrative Trustee may cause legal title to the Trust Property or any portion thereof to be held by or in the name of the Administrative Trustee or any other Person (other than a Registered Owner or a Beneficial Owner) as nominee.

Section 2.4         Form of Certificates; Book-Entry System; Transferability of Shares.

(a)    Each Certificate shall be substantially in the form set forth in Exhibit A hereto, with appropriate insertions, modifications and omissions, as hereinafter provided. No Shares shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose unless a Certificate evidencing those Shares has been executed by the manual or facsimile signature of a duly

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authorized signatory of the Administrative Trustee and, if a Registrar (other than the Administrative Trustee) for the Shares shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar. A Certificate bearing the manual or facsimile signature of a duly authorized signatory of the Administrative Trustee and the manual signature of a duly authorized officer of the Registrar, if applicable, who was, at the time such Certificate was executed, a proper signatory of the Administrative Trustee or the Registrar, if applicable, shall bind the Administrative Trustee, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such Certificate.

(b)    A Certificate may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Agreement as may be required by the Administrative Trustee or required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange or automated quotation system upon which Shares may be listed or quoted or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which the Shares evidenced by a particular Certificate are subject.

(c)    The Sponsor and the Administrative Trustee will apply to DTC for acceptance of the Shares in its book-entry settlement system. Shares deposited with DTC shall be evidenced by one or more global Certificates, which shall be registered in the name of Cede & Co., as nominee for DTC, and shall bear the following legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE AGENT AUTHORIZED BY THE TRUST FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(d)    So long as the Shares are eligible for book-entry settlement with DTC and such settlement is available, unless otherwise required by applicable law, notwithstanding the provisions of Section 2.4(a) and (b), all Shares shall be evidenced by one or more global Certificates, the Registered Owner of which is DTC or a nominee of DTC, and (1) no Beneficial Owner will be entitled to receive a separate Certificate evidencing those Shares, (2) the interest of a Beneficial Owner in Shares represented by a global Certificate will be shown only on, and transfer of that interest will be effected only through, records maintained by DTC or a DTC Participant or Indirect Participant through which the Beneficial Owner holds that interest and (3) the rights of a Beneficial Owner with respect to Shares represented by a global Certificate will be exercised only to the extent allowed by, and in compliance with, the arrangements in effect between such Beneficial Owner and DTC or the DTC Participant or Indirect Participant through which that Beneficial Owner holds an interest in Shares.

(e)    If, at any time when Shares are evidenced by a global Certificate, DTC ceases to make its book-entry settlement system available for such Shares, the Sponsor and the Administrative

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Trustee may select a comparable depositary for the book-entry settlement of the Shares and cause new global Certificates to be issued and registered in the name of such successor depositary or its nominee. If the Sponsor and the Administrative Trustee determine that no such successor depositary is available, the Trust shall be dissolved and, to the extent necessary in connection therewith, the Administrative Trustee shall execute and deliver separate Certificates evidencing Shares registered in the names of the Beneficial Owners thereof, with such additions, deletions and modifications to this Agreement and to the form of Certificate evidencing Shares as the Sponsor and the Administrative Trustee may agree.

(f)    Title to a Certificate (and to the Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a certificated security under Article 8 of the Uniform Commercial Code of the State of Delaware; provided, however, that the Administrative Trustee, notwithstanding any notice to the contrary, may treat the Registered Owner of Shares as the absolute owner thereof for the purpose of determining the Person entitled to any distribution or to any notice provided for in this Agreement and for all other purposes.

Section 2.5 Issuance and Redemption of Shares; General. Subject to the terms of this Agreement, the Administrative Trustee shall have the power and authority, and is hereby authorized, without the approval or action of any Registered Owner or Beneficial Owner, to issue and redeem Shares from time to time. The number of Shares authorized shall be unlimited. All Shares when issued on the terms contemplated by this Agreement shall be duly authorized, validly issued, fully paid and non-assessable. Every Registered Owner or Beneficial Owner, by virtue of having purchased or otherwise acquired a Share or a beneficial interest in a Share, shall be deemed to have expressly consented and agreed to be bound by the terms of this Agreement.

Section 2.6         Purchase Orders.

(a)    After the initial deposit of bitcoin, IBIT Shares, cash, or any combination thereof, Deliveries of Shares will take place only in integral numbers of Baskets and in compliance with the provisions of this Agreement, as supplemented by any procedures attached to an applicable Authorized Participant Agreement, to the extent those procedures are consistent with this Agreement.

(b)    Authorized Participants wishing to acquire one or more Baskets must place an order (a "Purchase Order") with the Administrative Trustee (or its appointed delegee, including the Processing Agent) prior to the Order Cutoff Time on any Business Day. Purchase Orders received by the Administrative Trustee prior to the Order Cutoff Time with respect to a Business Day will have that Business Day as the Order Date. Purchase Orders received by the Administrative Trustee on or after the Order Cutoff Time on a Business Day, or on a day that is not a Business Day, will not be accepted. For cash Purchase Orders, the Authorized Participant must submit the Purchase Order by the Cash Order Cutoff Time. For in-kind Purchase Orders, the Authorized Participant must submit the Purchase Order by the In-Kind Order Cutoff Time. As consideration for each Basket to be acquired pursuant to a Purchase Order, a Depositor must Deliver the Basket Amount (determined as described in Section 2.6(c) below) announced by the Trust on the Order Date (determined as described above) of such corresponding Purchase Order. The Sponsor, the Administrative Trustee and the Trust shall have no

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liability for any loss of bitcoin occurring prior to the Delivery of bitcoin to the Bitcoin Custodian, the Additional Bitcoin Custodian, or Prime Execution Agent, as applicable, by the Authorized Participant or Authorized Participant Client (and for the avoidance of doubt, shall have no liability for any loss of bitcoin while held by the Bitcoin Custodian, the Additional Bitcoin Custodian, or Prime Execution Agent absent gross negligence or bad faith by the Sponsor and the Administrative Trustee).

(c)    The Administrative Trustee shall determine the Basket Amount for each Business Day. The Basket Amount shall be an amount of cash, bitcoin and/or IBIT Shares (depending on the type of transaction) with a value equal to the Net Asset Value per Basket. The Sponsor intends to publish, or may designate other Persons to publish, for each Business Day, the Basket Amount.

(d)    All bitcoin, IBIT Shares, and/or cash Delivered to the Trust as part of a Purchase Order and any other Trust Property shall be owned by the Trust and held for the Trust by the Custodians, other than that which is maintained in the Trading Account with the Prime Execution Agent in accordance with the Prime Execution Agent Agreement.

Section 2.7 Delivery of Shares. Upon receipt by the Administrative Trustee (or its appointed delegee, including the Processing Agent) of a Purchase Order and the other required documents, if any, as specified above and a confirmation from the Prime Execution Agent that the Basket Amount has been delivered to the applicable Custodian(s) for each Basket and the Prime Execution Agent is holding that bitcoin for the account of the Trust, the Administrative Trustee, subject to the terms and conditions of this Agreement, as supplemented by any procedures attached to the applicable Custodian Agreement and Prime Execution Agent Agreement, to the extent those procedures are not inconsistent with this Agreement, shall Deliver to, or as directed by, the Depositor the number of Baskets issuable in respect of such Delivery as requested in the corresponding Purchase Order, but only upon reimbursement to the Trust of any extraordinary costs or expenses incurred in connection with the execution of trades related to such Purchase Order, and the payment to the Administrative Trustee or Processing Agent of the fees and expenses of the Trust, the Administrative Trustee and the Processing Agent relating to such Purchase Order as provided in Section 5.12(a) and of all taxes and governmental charges and fees payable in connection with such Delivery, the transfer of the bitcoin and/or IBIT Shares and the issuance and Delivery of the Baskets.

Section 2.8 Registration and Registration of Transfer of Shares; Combination and Split-up of Certificates.

(a)    The Administrative Trustee shall keep or cause to be kept a register of Registered Owners and shall provide for the registration of Shares and the registration of transfers of Shares.

(b)    The Administrative Trustee, subject to the terms and conditions of this Agreement, shall register transfers of ownership of Shares on its transfer books from time to time upon any Surrender of a Certificate evidencing such Shares by the Registered Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and the United States of America.

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Thereupon, the Administrative Trustee shall execute a new Certificate or Certificates evidencing such Shares, and deliver the same to or upon the order of the Person entitled thereto.

(c)    The Administrative Trustee, subject to the terms and conditions of this Agreement, shall, upon Surrender of a Certificate or Certificates for the purposes of effecting a split-up or combination of that Certificate or Certificates, execute and deliver one or more new Certificates evidencing those Shares.

(d)    The Administrative Trustee may, with the written approval of the Sponsor (which approval shall not be unreasonably withheld), appoint one or more co-transfer agents for the purpose of effecting registration of transfers of Shares and combinations and split-ups of Certificates at designated transfer offices on behalf of the Administrative Trustee. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Registered Owners or Persons entitled to Shares and will be entitled to protection and indemnity to the same extent as the Administrative Trustee.

Section 2.9         Redemption of Shares and Withdrawal of Trust Property.

(a)    Authorized Participants wishing to redeem one or more Baskets must place an order with the Administrative Trustee (or its appointed delegee, including the Processing Agent) prior to the Order Cutoff Time of a Business Day (a "Redemption Order"). Upon receipt by the Administrative Trustee (or its appointed delegee, including the Processing Agent) of a Redemption Order, the Surrender by an Authorized Participant of any integral number of Baskets for the purpose of withdrawal of the amount of Trust Property represented thereby, the reimbursement to the Trust of any extraordinary costs or expenses incurred in connection with the execution of trades related to such Redemption Order, and payment of the fees and expenses of the Trust, the Administrative Trustee and the Processing Agent relating to such Redemption Order as provided in Section 5.12(a) and payment of all taxes and charges payable in connection with such Surrender and withdrawal of Trust Property, and subject to the terms and conditions of this Agreement, including this Section 2.9, such Baskets shall be redeemed by the Trust, and such Authorized Participant, as, or acting on authority of, the Registered Owner of those Shares will be entitled to Delivery, in accordance with the provisions of this Agreement, as supplemented by any procedures attached to an applicable Authorized Participant Agreement, to the extent those procedures are consistent with this Agreement, of the Basket Amounts corresponding to such Baskets (determined in accordance with Section 2.6(c)) on the applicable Order Date (determined as provided below).

(b)    Redemption Orders received by the Administrative Trustee prior to the Order Cutoff Time with respect to a Business Day will have that Business Day as the Order Date. Redemption Orders received by the Administrative Trustee on or after the Order Cutoff Time on a Business Day, or on a day that is not a Business Day, will not be accepted. For cash Redemption Orders, the Authorized Participant must submit the Redemption Order by the Cash Order Cutoff Time. For in-kind Redemption Orders, the Authorized Participant must submit the Redemption Order by the In-Kind Order Cutoff Time.

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(c)    Upon a Surrender of an integral number of Baskets for redemption and satisfaction of all the conditions for withdrawal of Trust Property, the Administrative Trustee shall instruct the Bitcoin Custodian, the Additional Bitcoin Custodian, the Cash Custodian and the Prime Execution Agent to Deliver to the Surrendering Authorized Participant, its Authorized Participant Client, or the Bitcoin Trading Counterparty, as applicable, the amount of bitcoin, IBIT Shares and/or cash represented by the Surrendered Baskets, and the Administrative Trustee shall pay or deliver to or to the order of the Surrendering Authorized Participant, its Authorized Participant Client, or the Bitcoin Trading Counterparty, as applicable, the amount of any other Trust Property represented by the Surrendered Baskets. The Sponsor, the Administrative Trustee and the Trust shall have no liability for any loss of bitcoin occurring after the Delivery of bitcoin by the Bitcoin Custodian or the Prime Execution Agent, as applicable, to the Authorized Participant, its Authorized Participant Client, or the Bitcoin Trading Counterparty, as applicable (and for the avoidance of doubt, shall have no liability for any loss of bitcoin while held by the Bitcoin Custodian, the Additional Bitcoin Custodian, or Prime Execution Agent absent gross negligence or bad faith by the Sponsor and the Administrative Trustee).

(d)    The Administrative Trustee may require that a Certificate evidencing Shares redeemed for the purpose of withdrawal is properly endorsed in blank or accompanied by proper instruments of transfer in blank.

(e)    The Administrative Trustee may, in its sole discretion, permit or require the substitution of an amount of cash to be added to the Cash Component to replace all of the bitcoin that the Trust would otherwise have had to Deliver in connection with a Redemption Order. The Administrative Trustee may suspend the ability of the Authorized Participant to engage in cash-in-lieu transactions with respect to the Trust at any time, without prior notice. The Authorized Participant shall be responsible for any and all expenses and costs incurred by the Trust, including all Cash Amounts, in connection with any Redemption Orders in accordance with the terms and conditions of the Authorized Participant Agreement.

Section 2.10         Limitations on Issuance and Delivery, Registration of Transfer and Surrender of Shares.

(a)    As a condition precedent to the Delivery, registration of transfer, split-up, combination or Surrender of any Shares or withdrawal of any Trust Property, the Administrative Trustee or the Registrar may require payment from the Depositor or the Authorized Participant Surrendering the Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to any securities being withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature or other information that it deems to be necessary and may also require compliance with any regulations the Administrative Trustee may establish consistent with the provisions of this Agreement, including this Section 2.10.

(b)    The issuance and Delivery of Shares against Delivery of bitcoin, IBIT Shares and/or cash or the registration of transfer of Shares may be refused or rejected with respect to particular requested Deliveries or Surrenders during any period in which the transfer books of the

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Administrative Trustee are closed or if any such action is deemed to be necessary or advisable by the Administrative Trustee or the Sponsor for any reason at any time or from time to time. Neither the Administrative Trustee nor the Sponsor shall be liable to any Person by reason of any suspension, refusal or rejection provided for in this Section 2.10(b).

(c)    Except as otherwise provided elsewhere in this Agreement, the Administrative Trustee may, in its sole discretion and will, when so directed by the Sponsor, suspend the right to Surrender Shares, or postpone the date of Delivery of bitcoin or other Trust Property, generally or with respect to a particular Redemption Order (i) during any period in which the Exchange is closed (other than scheduled holiday or weekend closings) or regular trading thereon is suspended or restricted or (ii) during a period when the Sponsor determines that Delivery, disposal or evaluation of bitcoin is not reasonably practicable. The Administrative Trustee shall reject any Redemption Order that is not in proper form. Neither the Administrative Trustee nor the Sponsor shall be liable to any Person by reason of any suspension, postponement or rejection provided for under this Section 2.10(c).

Section 2.11  Lost Certificates, Etc. The Administrative Trustee shall execute and deliver a new Certificate of like tenor in exchange and substitution for a mutilated Certificate upon cancellation thereof, or in lieu of and in substitution for a destroyed, lost or stolen Certificate, if the Registered Owner thereof has (a) filed with the Administrative Trustee (i) a request for such execution and delivery before the Administrative Trustee has notice that the Shares evidenced by the Certificate have been acquired by a protected purchaser and (ii) a sufficient indemnity bond, and (b) satisfied any other reasonable requirements imposed by the Administrative Trustee.

Section 2.12  Cancellation and Destruction of Surrendered Certificates. All Certificates Surrendered to the Administrative Trustee shall be canceled by the Administrative Trustee. The Administrative Trustee is authorized to destroy Certificates so canceled.

Section 2.13  Splits and Reverse Splits of Shares.

(a)    If requested in writing by the Sponsor, the Administrative Trustee shall effect a split or reverse split of the Shares as of a record date set by the Administrative Trustee in accordance with procedures determined by the Administrative Trustee.

(b)    The Administrative Trustee is not required to distribute any fraction of a Share in connection with a split or reverse split of the Shares. The Administrative Trustee may sell the aggregated fractions of Shares that would otherwise be distributed in a split or reverse split of the Shares or liquidate the amount of Trust Property that would be represented by those Shares and distribute the net proceeds of those Shares or that Trust Property to the Registered Owners entitled to such proceeds. The amount of Trust Property represented by each Share, the number of Shares comprising a Basket and the Basket Amount shall be adjusted as appropriate as of the open of business on the Business Day following the record date for a split or reverse split of the Shares.

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ARTICLE Ill

REGISTERED OWNERS

Section 3.1         Registered Owners, Beneficial Owners and Authorized Participants as Parties; Binding Effect.

(a)    The Registered Owners, Beneficial Owners and Authorized Participants from time to time shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof by their acceptance of Shares or any interest therein or by their depositing bitcoin, as the case may be.

(b)    No Beneficial Owner shall have any right to vote or in any manner otherwise to control the operation or management of the Trust or the obligations of the parties hereto. Nothing set forth in this Agreement shall be construed so as to constitute the Beneficial Owners from time to time as partners or members of an association, nor shall any Beneficial Owner ever be liable to any third Person by reason of any action taken by the parties to this Agreement or for any other cause whatsoever.

(c)    Each Beneficial Owner expressly waives any right such Beneficial Owner may have under any rule of law, or the provisions of any statute, or otherwise, to require the Administrative Trustee at any time to account, in any manner other than as expressly provided in this Agreement, in respect of the Trust Property from time to time received, held and applied by the Administrative Trustee hereunder.

Section 3.2 Limitation on Liability. Registered Owners and Beneficial Owners shall be entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

Section 3.3 Liability of Registered Owner for Taxes and Other Governmental Charges. If any tax or other governmental charge shall become payable by the Administrative Trustee with respect to any transfer or redemption of Shares, such tax or other governmental charge shall be payable by the Registered Owner of such Shares to the Administrative Trustee. The Administrative Trustee shall refuse to effect any registration of transfer of such Shares or any withdrawal of Trust Property represented by such Shares until such payment is made and may withhold any distributions, or may sell for the account of the Registered Owner thereof Trust Property or Shares, and may apply such distributions or the proceeds of any such sale in payment of such tax or other governmental charge, and the Registered Owner of such Shares shall remain liable for any deficiency. The Administrative Trustee shall distribute any net proceeds of a sale made under the preceding sentence that remain, after payment of the tax or other governmental charge, to the Registered Owners entitled thereto as in the case of a distribution in cash.

Section 3.4 Warranties on Delivery of Basket Amount. Every Depositor, at the time it Delivers to the Trust bitcoin, IBIT Shares, cash, or any combination thereof, under this Agreement, shall be deemed thereby to represent and warrant that (i) such bitcoin constitute, and meet all the

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requirements of, a Basket Amount, (ii) such Depositor is duly authorized to make such Delivery, and (iii) the assets comprising such Basket Amount are free and clear of any lien, pledge, encumbrance, right, charge or claim (other than the rights created by this Agreement). All representations and warranties deemed to be made under this Section 3.4 shall survive the Delivery of a Basket Amount, Delivery or Surrender of Shares or termination of this Agreement.

Section 3.5 Derivative Actions. Subject to any other requirements of applicable law including Section 3816 of the Delaware Trust Statute, no Registered Owner shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless (a) two or more Registered Owners who (i) are not Affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding, and (b) (i) prior to bringing such action, the Registered Owners must make a demand upon the Administrative Trustee to bring the subject action unless an effort to cause the Administrative Trustee to bring such an action is not likely to succeed; and a demand on the Administrative Trustee shall only be deemed not likely to succeed and therefore excused if the Administrative Trustee has a personal financial interest in the transaction at issue, and the Administrative Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Registered Owner demand by virtue of the fact that the Administrative Trustee receives remuneration for his service as the Administrative Trustee of the Trust or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Administrative Trustee must be afforded a reasonable amount of time to consider such Registered Owner request and to investigate the basis of such claim; and the Administrative Trustee shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Registered Owners making such request to reimburse the Trust for the expense of any such advisors in the event that the Administrative Trustee determines not to bring such action.

In addition to all suits, claims or other actions (collectively, "claims") that under applicable law must be brought as derivative claims, each Registered Owner agrees that any claim that affects all Registered Owners equally, that is, proportionately based on their number of Shares, must be brought as a derivative claim subject to this Section 3.5 irrespective of whether such claim involves a violation of the Registered Owners' rights under this Agreement or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim.

Notwithstanding the foregoing, however, if a provision of this Section 3.5 is found to violate the U.S. federal securities laws, then such provision shall not apply to any claims asserted under such

U.S. federal securities law.

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ARTICLE IV

ADMINISTRATION OF THE TRUST

Section 4.1         Valuation of Trust Property.

(a)    The Sponsor is hereby granted the exclusive authority to determine the Net Asset Value of the Trust and the Net Asset Value per Share, which authority it may, and hereby does, delegate to the Administrative Trustee to be exercised as set forth below, until such time as the Sponsor revokes such delegation in its sole discretion. The Administrative Trustee hereby delegates to the Trust Administrator the responsibility to calculate the Net Asset Value of the Trust and the Net Asset Value per Share, based on a pricing source selected by the Administrative Trustee, until such time as the Administrative Trustee revokes such delegation in its sole discretion. In determining the Net Asset Value of the Trust, the Administrative Trustee (or its appointed delegee, including the Trust Administrator or the Processing Agent, as applicable) shall value the Trust Property pursuant to the valuation methodology set forth in the Prospectus and in accordance with the policy approved by the Administrative Trustee. On each Business Day on which the Exchange is open for regular trading, the Administrative Trustee (or its appointed delegee, including the Trust Administrator or the Processing Agent, as applicable) shall determine the Net Asset Value of the Trust and the Net Asset Value per Share as of 4:00 p.m. (Eastern Time). The Trust's periodic financial statements may not utilize Net Asset Value of the Trust to the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP. For purposes of the Trust's periodic financial statements, the Trust will utilize a pricing source that is consistent with GAAP. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust's financial statements in accordance with GAAP. None of the Trust Administrator, the Administrative Trustee nor the Sponsor shall be liable to any Person for the determination that the most recently communicated Net Asset Value of the Trust or Net Asset Value per Share is not appropriate or for any determination as to the alternative basis for valuation; provided that such determination is made in good faith.

(b)    In determining the Net Asset Value of the Trust, the Administrative Trustee (or its appointed delegee, including the Trust Administrator or the Processing Agent, as applicable) shall subtract all accrued fees, expenses and other liabilities of the Trust from the total value of the Trust Property as of the time of calculation. The resulting figure is the "Net Asset Value of the Trust." The Administrative Trustee (or its appointed delegee, including the Trust Administrator or the Processing Agent, as applicable) shall also divide the Net Asset Value of the Trust by the number of Shares outstanding as of the time of the calculation, which figure is the "Net Asset Value per Share." All fees, expenses and other liabilities of the Trust that are or will be incurred or accrued through the close of business on a Business Day shall be included in the calculations required by this Section 4.1(b) for that Business Day. Shares deliverable under a Purchase Order shall be considered to be outstanding for purposes of the calculations required by this Section 4.1(b) beginning on the Business Day following the Order Date of such Purchase Order. Shares deliverable under a Redemption Order shall be considered to no longer be outstanding for purposes of the calculations required by this Section 4.1(b) on and after the Business Day following the Order Date of such Redemption Order. Any estimate of the accrued fees, expenses and other liabilities of the Trust for purposes of the computations required

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by this Section 4.1(b) made by the Trust Administrator, on behalf of the Administrative Trustee, in good faith shall be conclusive upon all Persons interested in the Trust, and no revision or correction in any computation made under this Agreement will be required by reason of any difference in amounts estimated from those actually paid.

Section 4.2 Responsibility of the Administrative Trustee for Determinations. The determinations made by the Administrative Trustee under this Agreement shall be made in good faith upon the basis of, and the Administrative Trustee shall not be liable for any errors contained in, information reasonably available to it. Neither the Sponsor nor the Administrative Trustee shall be under any liability to the Depositors, the Registered Owners, the Beneficial Owners or each other for errors in judgment; provided, however, that this provision shall not protect the Administrative Trustee against any liability to which it would otherwise be subject by reason of willful misconduct, gross negligence or bad faith in the performance of its duties.

Section 4.3 Cash Distributions. The Sponsor shall have the exclusive authority to cause the Trust to distribute any Trust Property to the Registered Owners in accordance with this Agreement, which authority it may, and hereby does, delegate to the Administrative Trustee, until such time as the Sponsor revokes such delegation in its sole discretion. Whenever the Administrative Trustee distributes any cash, the Administrative Trustee shall distribute the amount available for distribution to the Registered Owners entitled thereto, in proportion to the number of Shares held by them respectively. The Administrative Trustee shall distribute only such amount, however, as can be distributed without attributing to any Registered Owner a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent.

Section 4.4 Other Distributions. Whenever the Administrative Trustee distributes any non-cash proceeds (including claims and other intangibles) in respect of Trust Property other than property subject to distribution in accordance with the creation and redemption procedures set forth herein, as supplemented by the Authorized Participant Agreements, the Administrative Trustee shall cause such non-cash proceeds received by it to be distributed to the Registered Owners entitled thereto, in proportion to the number of Shares held by them respectively, after deduction or upon payment of the expenses of the Administrative Trustee, in any manner that the Administrative Trustee may deem to be lawful, equitable and feasible for accomplishing such distribution; provided, however, that if in the opinion of the Administrative Trustee such distribution cannot be made proportionately among the Registered Owners entitled thereto, or if for any other reason (including any requirement that the Administrative Trustee withhold an amount on account of taxes or other governmental charges or that securities must be registered under the Securities Act in order to be distributed to the Registered Owners) the Administrative Trustee deems such distribution not to be lawful, equitable or feasible, the Administrative Trustee shall adopt such method as it deems to be lawful, equitable and feasible for the purpose of effecting such distribution, after deduction or upon payment of the expenses of the Administrative Trustee, including the public or private sale of the non-cash proceeds thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Administrative Trustee to the Registered Owners entitled thereto as in the case of a distribution received in cash.

Section 4.5 Fixing of Record Date. Whenever any distribution will be made, or whenever the Administrative Trustee receives notice of any solicitation of proxies or consents from Registered

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Owners, or whenever for any reason there is a split, reverse split or other change in the outstanding Shares, or whenever the Administrative Trustee shall find it necessary or convenient in respect of any matter, the Administrative Trustee, in consultation with the Sponsor, shall fix a record date for the determination of the Registered Owners who shall be (a) entitled to receive such distribution or the net proceeds of the sale thereof, (b) entitled to give such proxies or consents in respect of any such solicitation or (c) entitled to act in respect of any other matter for which the record date was set.

Section 4.6  Payment of Expenses; Sales of Trust Property.

(a)    The following charges may be accrued and shall be paid by the Trust:

(i)    any expenses of the Trust not assumed by the Sponsor pursuant to Section 5.7(f), including any applicable brokerage commissions, financing fees and any applicable Bitcoin network fees and similar transaction fees;

(ii)    any taxes and other governmental charges that may fall on the Trust or the Trust Property;

(iii)    any expenses of any extraordinary services performed by the Administrative Trustee or the Sponsor on behalf of the Trust or expenses of any action taken by the Administrative Trustee or the Sponsor to protect the Trust or the interests of Registered Owners or the Beneficial Owners (including, for example, in connection with any fork of the Bitcoin blockchain, any Incidental Rights and any IR Digital Assets);

(iv)    any indemnification of a Sponsor Indemnified Party as provided in Section 5.11(d); any indemnification of any Advisor Indemnified Party as defined in and pursuant to the Advisory Agreement; and or any indemnification of the Cash Custodian, Bitcoin Custodian, Additional Bitcoin Custodian, or other agents, service providers or counterparties of the Trust;

(v)    extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters;

(vi)     the fee payable to the Sponsor pursuant to Section 5.13; and

(b)    The Administrative Trustee shall, when directed by the Sponsor, sell or liquidate Trust Property in such quantity and at such times as may be necessary to permit the payment of expenses under this Agreement. Neither the Administrative Trustee nor the Sponsor shall have any liability for loss or depreciation resulting from sales of Trust Property so made. The Administrative Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale or liquidation made pursuant to the Sponsor's direction or otherwise in accordance with this Section 4.6 or as contemplated in Section 4.8.

(c)    Except as provided in this Agreement, the Trust shall have no obligation to make any distribution to any Registered Owners or Beneficial Owners. If, at any time and from time to time, the Sponsor determines that the amount of cash included in the Trust Property exceeds the

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reasonably anticipated expenses of the Trust, the Sponsor may, in its sole discretion, direct the Administrative Trustee to distribute the extra cash to DTC.

Section 4.7    Statements and Reports.

(a)    After the end of each Fiscal Year and within the time period required by applicable laws, rules and regulations, at the Sponsor's expense, the Administrative Trustee shall send to the Registered Owners at the end of such Fiscal Year an annual report of the Trust containing financial statements that will be prepared by the Administrative Trustee and audited by independent accountants designated by the Sponsor and such other information as may be required by such laws, rules and regulations or otherwise, or which the Sponsor determines shall be included. The Administrative Trustee may distribute the annual report by any means acceptable to such Registered Owners.

(b)    The Administrative Trustee shall provide the Sponsor with such certifications, supporting documents and other evidence regarding the internal control over financial reporting established and maintained by the Trust, and used by the Administrative Trustee in connection with its preparation of the financial statements of the Trust, as may be reasonably necessary in order to enable the Sponsor to prepare and file or furnish to the SEC any certifications regarding such matters that may be required to be included with the Trust's periodic reports under the Exchange Act.

Section 4.8 Further Provisions for Sales of Trust Property. In addition to selling or liquidating Trust Property in accordance with Section 4.6, the Administrative Trustee shall sell or liquidate Trust Property whenever either or both of the following conditions exist:

(a)    the Sponsor has notified the Administrative Trustee that such sale or liquidation is required by applicable law or regulation; or

(b)    this Trust has been dissolved and the Trust Property is to be sold or liquidated in accordance with Section 6.2.

The Administrative Trustee and the Sponsor shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale or liquidation made pursuant to this Section 4.8.

Section 4.9 Counsel. The Sponsor may, from time to time, employ counsel to act on behalf of the Trust and perform any legal services in connection with the Trust Property and the Trust, including any legal matters relating to the possible disposition or acquisition of any Trust Property. The fees and expenses of such counsel shall be paid by the Sponsor; provided, however, that the Sponsor shall not be responsible for the payment of any such ordinary fees and expenses in excess of $500,000 annually.

Section 4.10     Tax Matters.

(a)    The Administrative Trustee, at its expense, shall prepare or cause to be prepared all federal, state, and local tax returns of the Trust for each year for which such returns are required to

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be filed and shall file or cause such returns to be timely filed and shall timely pay (or cause to be timely paid) any tax, assessment or other governmental charge owing with respect to the Trust out of Trust Property. The Administrative Trustee shall promptly notify the Sponsor if it becomes aware that any tax, assessment or other governmental charge is due or claimed to be due with respect to the Trust. The Administrative Trustee shall deliver or cause to be delivered to each Beneficial Owner, and the broker or nominee through which a Beneficial Owner owns its Shares, a Schedule K-1 and such other information, if any, with respect to the Trust as may be necessary for the preparation of the federal income tax or information returns of such Beneficial Owner including a statement showing each Beneficial Owner's share of income, gain, loss, expense, deductions and credits for such taxable year for U.S. federal income tax purposes as soon as practicable following each taxable year but generally not later than March 15. The Administrative Trustee shall provide the Sponsor with a copy of such documents promptly after such filing or furnishing. If not already obtained, the Administrative Trustee shall obtain a taxpayer identification number for the Trust. The Trust hereby indemnifies, to the full extent permitted by law, the Administrative Trustee from and against any damages or losses (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities under this Section 4.10(a), to the extent that such action taken or omitted to be taken does not constitute fraud, negligence or misconduct. Each Beneficial Owner agrees that it shall not, except as required by applicable law, (i) treat, on its own income or information tax returns or any information returns that it provides to any Beneficial Owner, or to any broker or nominee through which the Beneficial Owner owns its Shares, any item of income, gain, loss, deduction, credit, basis or any other tax item relating to its Shares in a manner inconsistent with the treatment of such items by the Trust as reflected on the Schedule K-1 or other information statement furnished to such Beneficial Owner pursuant to this Section 4.10(a), or (ii) file any claim for a refund relating to any such item based on, or which would result in, such inconsistent treatment.

(b)    The parties hereto and, by its acceptance or acquisition of a Share or a beneficial interest therein and continued ownership thereof, a Beneficial Owner and the broker or nominee through which the Beneficial Owner owns its Share (i) agree to furnish the Sponsor and the Administrative Trustee with such representations, forms, documents or information as may be necessary to enable the Trust to comply with its U.S. federal income tax reporting obligations in respect of such Share and to allow the Trust to make the basis adjustments permitted by Section 754 of the Code, including information regarding such Beneficial Owner's secondary market transactions in Shares, as well as creations or redemptions of Shares and including information required by Treasury Regulations Section 1.6031(c)-1T and any successor thereto and (ii) direct brokers and nominees to report to the Administrative Trustee the Beneficial Owner's name and address and such other information as may be reasonably requested by the Administrative Trustee for purposes of complying with the Trust's U.S. federal income tax reporting obligations or as necessary to allow the Trust to make the basis adjustments permitted by Section 754 of the Code, including information required by Treasury Regulations Section 1.6031(c)-1T and any successor thereto.

(c)    Except as provided herein, the Administrative Trustee may, in its sole discretion, cause the Trust to make, or refrain from making, any income or other tax elections that the Administrative Trustee reasonably deems necessary or advisable, including, but not limited to, an

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election pursuant to Section 754 of the Code. The Administrative Trustee intends to cause the Trust to make the election under Section 754 of the Code.

(d)    If the Trust makes an election pursuant to Section 754 of the Code, the Beneficial Owners agree that the basis of Shares and property of the Trust shall be determined taking into account the provisions of Sections 734(b) and 743(b) of the Code, and except as required by applicable law the Beneficial Owners shall report the basis of their Shares or any property of the Trust distributed to the Beneficial Owners or their agents in a redemption as equal to the basis reported by the Trust or its agents to such Beneficial Owners. The Beneficial Owners acknowledge that, to the extent any Beneficial Owner is subject to the mark-to-market rules of Section 475 of the Code, the basis of Shares and of any property of the Trust, including property distributed to a Beneficial Owner in a redemption, shall be determined, including for purposes of Sections 734(b) and 743(b) of the Code, by treating such mark-to-market as having no effect on such basis.

(e)    Each Beneficial Owner acknowledges that the Trust may report gain or loss and other tax items, including the allocation of basis and adjustments to basis, in reliance upon the assumption that any redemption of a Beneficial Owner's Share is a distribution other than in liquidation of the Beneficial Owner's Share (a "partial redemption"), unless it notifies the Trust or its agent prior to such distribution that such distribution is in liquidation of the Beneficial Owner's Share (a "complete redemption"). The Beneficial Owner agrees to notify the Trust or its agent within 5 Business Days of any distribution of (i) any gain or loss arising from a redemption of a Share by the Beneficial Owner or its agent in exchange for such property, and (ii) any difference between the tax basis of such property on the books of the Trust immediately prior to the redemption, as such amount is reported to the Beneficial Owner or its agent, and the basis of the distributed property to the Beneficial Owner or its agent (such gain or loss or basis difference, "Section 734(b) items") in a manner sufficient for the Trust to adjust the basis of undistributed property held by the Trust under Section 734(b) of the Code if the Trust makes an election pursuant to Section 754 of the Code. Each Beneficial Owner agrees to determine its basis for tax purposes in any property it or its agent receives from the Trust in consideration for a redemption of Shares by reference to the tax basis of such property on the books of the Trust immediately prior to the redemption, as such amount is reported to the Beneficial Owner or its agent by the Trust, subject to adjustment as required under Section 732 or other applicable law.

(f)    The Trust shall comply with all applicable withholding and backup withholding tax requirements. The Trust shall request, and each Beneficial Owner shall provide to the Trust, and direct any broker or nominee through which the Beneficial Owner owns its Shares to provide to the Trust, such forms or other documentation as are necessary to establish an exemption from or reduction in withholding tax and backup withholding with respect to each Beneficial Owner, and any representations, forms and documents as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding and backup withholding tax obligations. The Trust shall file any required forms with applicable jurisdictions and, unless an exemption from withholding and backup withholding tax is properly established by a Beneficial Owner, shall remit amounts withheld with respect to the Beneficial Owner to the applicable tax authorities. To the extent that the Administrative Trustee reasonably believes that the Trust is required to withhold and pay over any amounts (including taxes, interest, penalties, assessments or additions to tax) to any tax authority

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with respect to distributions or allocations to any Beneficial Owner, and the Trust does withhold such amounts, the amounts withheld shall be treated as a distribution of cash to the Beneficial Owner in the amount of the withholding and shall thereby reduce the amount of cash or other property otherwise distributable to such Beneficial Owner. If an amount required to be withheld is not withheld, the Trust may reduce subsequent distributions by the amount of such required withholding. The consent of the Beneficial Owners shall not be required for any such withholding. In the event of any claimed over-withholding, Beneficial Owners shall be limited to an action against the applicable jurisdiction.

(g)    By its acceptance of a beneficial interest in a Share, a Beneficial Owner waives all confidentiality rights, including all confidentiality rights provided by Section 3406(f) of the Code and Treasury Regulations Section 31.3406(f)-1, with respect to any representations, forms, documents or information, and any information contained in such representations, forms or documents, that the Beneficial Owner provides, or has previously provided, to any broker or nominee through which it owns its Shares, to the extent such representations, forms, documents or information may be necessary to (i) assist the Trust in complying with its withholding tax and backup withholding tax obligations pursuant to Section 4.10(f) of this Agreement or (ii) enable the Trust to comply with its U.S. federal income tax reporting obligations, or to allow the Trust to make the basis adjustments under Section 754 of the Code with respect to such Share, pursuant to Section 4.10(c) of this Agreement. Furthermore, the parties hereto and, by its acceptance of a beneficial interest in a Share, a Beneficial Owner, acknowledge and agree that any broker or nominee through which a Beneficial Owner holds its Shares shall be a third party beneficiary to this Agreement for the purposes set forth in Sections 4.10(b), 4.10(f) and 4.10(g).

(h)    The Sponsor, or such other person that is designated by the Sponsor, shall act as the Partnership Representative and in any similar capacity under state or local law. The Partnership Representative shall have, in their sole discretion, any and all authority to act on behalf of the Trust in any audit or tax-related examinations or administrative and judicial proceedings brought by taxing authorities, including, without limitation, (i) binding the Trust and the Beneficial Owners with respect to tax matters and (ii) determining whether to make any available election under Section 6226 of the Code.

ARTICLEV

THE TRUSTEES AND THE SPONSOR

Section 5.1     Management of the Trust.

(a)    Subject to the direction of the Sponsor pursuant to Section 5.3 and except as otherwise expressly provided in this Agreement, the Trust's business shall be conducted by the Administrative Trustee in accordance with this Agreement. Except as otherwise provided in this Agreement, the Administrative Trustee shall, under the direction of the Sponsor, have the power on behalf of and in the name of the Trust to carry out any and all of the objects and purposes of the Trust and to perform such acts and enter into and perform such contracts and other undertakings on behalf of the Trust that the Administrative Trustee may deem to be necessary, advisable or incidental thereto.

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(b)    The Administrative Trustee shall maintain all books, records and supporting documents that are necessary to comply with any and all aspects of its duties under this Agreement.

Section 5.2     Maintenance of Office and Transfer Books by the Administrative Trustee.

(a)    Until termination of this Agreement in accordance with its terms, the Administrative Trustee shall maintain facilities for the execution and Delivery, registration, registration of transfers and Surrender of Shares in accordance with the provisions of this Agreement.

(b)    The Administrative Trustee shall keep books for the registration of Shares and registration of transfers of Shares, which, at all reasonable times, shall be open for inspection by the Registered Owners to the same extent as is permitted stockholders of a corporation formed under the Delaware General Corporation Law.

(c)    The Administrative Trustee may, and at the reasonable written request of the Sponsor shall, close the transfer books at any time or from time to time if such action is deemed to be necessary or advisable in the reasonable judgment of the Administrative Trustee or the Sponsor.

(d)    If any Shares are listed on one or more stock exchanges in the United States, the Administrative Trustee shall act as Registrar or, with the written approval of the Sponsor (which approval shall not be unreasonably withheld), appoint a registrar or one or more co-registrars for registry of such Shares in accordance with any requirements of such exchange or exchanges.

Section 5.3     Authority of the Sponsor.

Pursuant to Section 3806 of the Act, the Sponsor is hereby granted the authority to manage the Trust, either acting directly or by directing the actions of the Administrative Trustee. in the management of the Trust. The Sponsor shall have the exclusive authority (i) to perform its obligations and exercise its rights under this Agreement directly or (ii) to direct the Administrative Trustee to perform the Sponsor's obligations and exercise its rights under this Agreement. The Sponsor may delegate to one or more other Persons, including the Advisor or any clearing agent, any or all of the Sponsor's authority, which delegation may be made irrespective of whether the Sponsor has a conflict of interest with respect to the matter as to which its rights, powers or duties are being delegated, and the Person to whom any such rights, powers or duties are being delegated shall not be deemed conflicted solely by reason of the conflict of interest of the Sponsor. Without limiting the foregoing, the Sponsor shall have the authority to (a) execute and deliver this Agreement; (b) without prejudice to any power or authority granted to the Administrative Trustee in accordance with the terms of this Agreement, enter into and perform such contracts and other undertakings on behalf of the Trust and any amendment thereto, as the Sponsor may deem necessary or advisable, and each of the Trust and the Administrative Trustee is hereby authorized and shall have the power and authority to enter into such agreements and perform its obligations thereunder; (c) determine what peer-to-peer network constitutes the "Bitcoin network" and which digital asset constitutes "bitcoin " for the Trust's purposes, and what action the Trust shall take in response to such fork; in making such determination, the Sponsor may consider any factors it deems relevant; provided that the Sponsor shall not make a determination that would conflict with Section 4.10 of this Agreement; (d) determine, in the Sponsor's sole discretion,

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in the event of an airdrop to holders of bitcoin or any event similar to a fork or airdrop occurring with respect to bitcoin or the Bitcoin network, what action the Trust shall take; and (e) determine, in the Sponsor's sole discretion, based on whatever factors the Sponsor deems relevant, what action to take in connection with the Trust's entitlement to or ownership of Incidental Rights or any IR Digital Asset, including (i) selling Incidental Rights and/or IR Digital Assets and distributing the cash proceeds to the Registered Owners, (ii) distributing Incidental Rights and/or IR Digital Assets in-kind to the Registered Owners or to an agent acting on behalf of the Registered Owners for sale by such agent if an in-kind distribution would otherwise be infeasible, (iii) using Incidental Rights and/or IR Digital Asset to pay the Sponsor Fee's and/or additional Trust expenses not assumed by the Sponsor, or (iv) electing not to acquire, claim, or obtain, and permanently and irrevocably abandoning, Incidental Rights or IR Digital Asset for no consideration.

Section 5.4 Prevention or Delay in Performance by the Sponsor or the Administrative Trustee. Neither the Sponsor nor the Administrative Trustee nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Registered Owner, Beneficial Owner, Authorized Participant or Depositor if, by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Sponsor or the Administrative Trustee is prevented or forbidden from, or would be subject to any civil or criminal penalty on account of, or is delayed in, doing or performing any act or thing that, by the terms of this Agreement, it is provided shall be done or performed, and, accordingly, the Sponsor or the Administrative Trustee does not do that thing or does that thing at a later time than would otherwise be required. Neither the Sponsor nor the Administrative Trustee will incur any liability to any Registered Owner or Beneficial Owner, Authorized Participant or Depositor by reason of any non-performance or delay in the performance of any act or thing that, by the terms of this Agreement, it is provided may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement.

Section 5.5 Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Registered Owner, Beneficial Owner, Authorized Participant, Depositor or to any other Covered Person for any loss suffered by the Trust that arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute willful misconduct, gross negligence or bad faith of such Covered Person. Subject to the foregoing, no Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Registered Owner, Beneficial Owner, Authorized Participant, Depositor or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets of the Trust without any rights of contribution from any Covered Person. A Covered Person shall not be liable for the conduct or misconduct of any delegee selected by the Administrative Trustee pursuant to Section 5.8 of this Agreement; provided, however, that in the case of the Administrative Trustee the foregoing shall only apply if the Administrative Trustee made such selection with reasonable care.

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Section 5.6    Fiduciary Duty.

(a)    The parties hereto agree to perform their duties under this Agreement in good faith and in their subjective belief as to what is in the best interests of the Trust, but only upon the express terms of this Agreement. To the fullest extent permitted by law, the parties hereto shall not have any implied duties (including fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Trust, the Registered Owners, the Beneficial Owners, the Authorized Participants, the Depositors or any other Person, all of which duties are hereby eliminated. The provisions of this Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of the Administrative Trustee or the Sponsor otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Administrative Trustee and the Sponsor. For the avoidance of doubt, no Person other than the parties hereto shall have any duties or obligations hereunder to the Trust, any Registered Owner, any Beneficial Owner, the Authorized Participants or the Depositors.

(b)	Unless otherwise expressly provided herein:

(i)    whenever a conflict of interest exists or arises between the Administrative Trustee, the Sponsor or any of their respective Affiliates, on the one hand, and the Trust or any Registered Owner, Beneficial Owner, Authorized Participant, Depositor or other Person, on the other hand; or

(ii)     whenever this Agreement or any other agreement contemplated herein provides that the Administrative Trustee or the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Registered Owner, Beneficial Owner, Authorized Participant, Depositor or other Person, the Administrative Trustee and the Sponsor, respectively, shall use its commercially reasonable efforts to resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Administrative Trustee or the Sponsor, the resolution, action or terms so made, taken or provided by the Administrative Trustee or the Sponsor shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Administrative Trustee or the Sponsor at law or in equity or otherwise. Notwithstanding any other provision of this Agreement or of applicable law, in no event will the Sponsor or the Administrative Trustee or their respective affiliates be required to divest themselves of, or restrict their services or other activities with respect to, any assets they currently or may hold, manage or control on their own behalf or on behalf of any customer, client or any other Person.

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(c)    Notwithstanding any other provision of this Agreement or of applicable law, whenever in this Agreement the Administrative Trustee or the Sponsor is permitted or required to make a decision:

(i)    in its "discretion" or under a grant of similar authority, the Administrative Trustee or the Sponsor shall be entitled to consider such interests and factors as it desires, including its own interests, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, any Registered Owner, any Beneficial Owner, any Authorized Participant, any Depositor or any other Person; or

(ii)    in its "good faith" or under another express standard, the Administrative Trustee or the Sponsor shall act under such express standard and shall not be subject to any other or different standard. The term "good faith" as used in this Agreement shall mean subjective good faith as such term is understood and interpreted under Delaware law.

(d)    The Administrative Trustee, the Sponsor and any of their respective Affiliates may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Administrative Trustee or the Sponsor. If the Administrative Trustee or the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Administrative Trustee and the Sponsor shall not be liable to the Trust or to the Registered Owners, the Beneficial Owners, the Authorized Participants or the Depositors for breach of any fiduciary or other duty by reason of the fact that the Administrative Trustee or the Sponsor pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Registered Owner, Beneficial Owner, Authorized Participant or Depositor shall have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed to be wrongful or improper. Except to the extent expressly provided herein, the Administrative Trustee and the Sponsor may engage or be interested in any financial or other transaction with the Trust, the Registered Owners, the Beneficial Owners, the Authorized Participants, the Depositors or any Affiliate of the Trust or the Beneficial Owners.

Section 5.7     Obligations of the Sponsor and the Administrative Trustee.

(a)    Neither the Sponsor nor the Administrative Trustee assumes any obligation nor shall either of them be subject to any liability under this Agreement to any Registered Owner or Beneficial Owner, Authorized Participant or Depositor (including liability with respect to the worth of the Trust Property), except that each of them agrees to perform its obligations specifically set forth in this Agreement without willful misconduct, gross negligence, reckless disregard or bad faith.

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(b)    Neither the Sponsor nor the Administrative Trustee shall be under any obligation to prosecute any action, suit or other proceeding in respect of any Trust Property or in respect of the Shares on behalf of a Registered Owner, Beneficial Owner, Authorized Participant, Depositor or other Person.

(c)    Neither the Sponsor nor the Administrative Trustee shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Depositor, any Registered Owner or any other Person believed by it in good faith to be competent to give such advice or information.

(d)    The Administrative Trustee shall not be liable for any acts or omissions made by a successor Administrative Trustee, whether in connection with a previous act or omission of the Administrative Trustee or in connection with any matter arising wholly after the resignation of the Administrative Trustee; provided that in connection with the issue out of which such potential liability arises the Administrative Trustee performed its obligations without willful misconduct, gross negligence or bad faith while it acted as Administrative Trustee.

(e)    The Administrative Trustee and the Sponsor shall have no obligation to comply with any direction or instruction from any Registered Owner or Beneficial Owner, Authorized Participant or Depositor regarding Shares except to the extent specifically provided in this Agreement.

(f)    The Sponsor will be obligated to pay the marketing and the following administrative expenses incurred by the Trust: (1) the fees of the Administrative Trustee, the Delaware Trustee, the Trust Administrator, the Processing Agent and any permitted delegee of the foregoing, (2) the Custodians' fee, (3) Exchange listing fees, (4) printing and mailing costs, (5) audit fees, (6) fees for registration of the Shares with the SEC, (7) tax reporting costs, (8) license fees and (9) pursuant to Section 4.9, ordinary legal expenses up to $500,000 annually.

Section 5.8   Delegation of Obligations of the Administrative Trustee. The Administrative Trustee may and is hereby authorized to at any time delegate all or a portion of its duties and obligations under this Agreement to another entity, including the Trust Administrator and the Processing Agent, without the consent of the Sponsor, the Delaware Trustee, any Registered Owner or any Beneficial Owner; provided, that any such delegees shall be appointed with reasonable care, and no such delegation shall be deemed to release the Administrative Trustee from any duties or obligations so delegated. The Administrative Trustee may terminate any such delegee at any time and is not required to appoint a replacement therefor.

Section 5.9   Resignation or Removal of the Administrative Trustee; Appointment of Successor Administrative Trustee.

(a)    The Administrative Trustee may at any time resign as the Administrative Trustee hereunder by written notice of its election so to do, delivered to the Sponsor, and such resignation shall take effect upon the appointment of a successor Administrative Trustee and its acceptance of such appointment as hereinafter provided.

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(b)    The Sponsor may remove the Administrative Trustee in its discretion by written notice delivered to the Administrative Trustee in the manner provided in Section 7.4 at any time. If at any time the Administrative Trustee is in material breach of its obligations under this Agreement and the Administrative Trustee fails to cure such breach within thirty (30) days after receipt by the Administrative Trustee of written notice from the Sponsor, specifying such default and requiring the Administrative Trustee to cure such default, the Sponsor may remove the Administrative Trustee by written notice delivered to the Administrative Trustee in the manner provided in Section 7.4, and such removal shall take effect upon the appointment of a successor Administrative Trustee and its acceptance of such appointment as hereinafter provided.

(c)    If the Administrative Trustee acting hereunder resigns or is removed, the Sponsor shall use its reasonable efforts to appoint a successor Administrative Trustee. Every successor Administrative Trustee shall execute and deliver to its predecessor and to the Sponsor an instrument in writing accepting its appointment hereunder, and thereupon such successor Administrative Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due to it and on the written request of the Sponsor, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Trust Property to such successor and shall deliver to such successor a list of the Registered Owners of all outstanding Shares. The Sponsor or any such successor Administrative Trustee shall promptly mail notice of the appointment of such successor Administrative Trustee to the Registered Owners.

(d)    Any corporation or other entity into which the Administrative Trustee may be merged, consolidated or converted in a transaction in which the Administrative Trustee is not the surviving corporation or other entity shall be the successor of the Administrative Trustee without the execution or filing of any document or any further act. During the 90-day period following the effectiveness of a merger, consolidation or conversion described in the immediately preceding sentence, the Sponsor may, by written notice to the Administrative Trustee, remove the Administrative Trustee and designate a successor Administrative Trustee in compliance with the provisions of Section 5.9(c).

Section 5.10 Custodians. The Administrative Trustee may at any time appoint one or more custodians (each, a "Custodian") to hold assets of the Trust, without the consent of any Registered Owner and any Beneficial Owner. The Administrative Trustee is further authorized to appoint any successor or replacement Custodian or terminate any previously appointed Custodian, in accordance with the terms of the applicable custodial or other agreements entered into by the Trust with such Custodian or Custodians.

Section 5.11   Indemnification.

(a)    The Sponsor shall indemnify the Administrative Trustee, its directors, employees, delegees and agents (the "Trustee Indemnified Persons") against, and hold each of them harmless from, any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) (collectively, "Indemnified Amounts") that is incurred

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by any of them and that arises out of or is related to (i) any offer or sale by the Trust of Baskets under this Agreement, (ii) acts performed or omitted pursuant to the provisions of this Agreement, as the same may be amended, modified or supplemented from time to time, (A) by a Trustee Indemnified Person or (B) by the Sponsor or (iii) any filings with or submissions to the SEC in connection with or with respect to the Shares (which, by way of illustration and not by way of limitation, include any registration statement and any amendments or supplements thereto filed with the SEC or any periodic reports or updates that may be filed under the Exchange Act or any failure to make any filings with or submissions to the SEC that are required to be made in connection with or with respect to the Shares), except that the Sponsor shall not have any obligations under this Section 5.11(a) to pay any Indemnified Amounts incurred as a result of and attributable to (x) the willful misconduct, gross negligence or bad faith of, or material breach of the terms of this Agreement by, the Administrative Trustee, (y) information furnished in writing by the Administrative Trustee to the Sponsor expressly for use in the registration statement, or any amendment thereto, filed with the SEC relating to the Shares that is not materially altered by the Sponsor or (z) any misrepresentations or omissions made by a Depositor (other than the Sponsor) in connection with such Depositor's offer and sale of Shares.

(b)    The Administrative Trustee shall indemnify the Sponsor, its directors, employees, delegees and agents against, and hold each of them harmless from, any Indemnified Amounts (i) caused by the willful misconduct, gross negligence or bad faith of the Administrative Trustee or (ii) arising out of any information furnished in writing to the Sponsor by the Administrative Trustee expressly for use in the registration statement, or any amendment thereto or periodic report, filed with the SEC relating to the Shares that is not materially altered by the Sponsor.

(c)    If the indemnification provided for in Section 5.11(a) or (b) is unavailable or insufficient to hold harmless the indemnified party under Section 5.11(a) or (b) above, then the indemnifying party shall contribute to the Indemnified Amounts referred to in Section 5.11(a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor on the one hand and the Administrative Trustee on the other hand from the offering of the Shares which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sponsor on the one hand and the Administrative Trustee on the other hand in connection with the action, statement or omission that resulted in such Indemnified Amount, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact from which the action arises relates to information supplied by the Sponsor or the Administrative Trustee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission or the act or omission from which the action arises. The amount of Indemnified Amounts referred to in the first sentence of this Section 5.11(c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this Section 5.11.

(d)    The Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act) and subsidiaries and agents (each, a "Sponsor

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Indemnified Party") shall be indemnified from the Trust and held harmless against any Indemnified Amounts arising out of or in connection with the performance of its obligations under this Agreement or any actions taken in accordance with the provisions of this Agreement and incurred without (1) willful misconduct, gross negligence or bad faith on the part of such Sponsor Indemnified Party or (2) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under this Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to a Sponsor Indemnified Party under this Section 5.11(d) may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action that it may deem to be necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Registered Owners and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust, and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

(e)    If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a "Proceeding") in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the "lndemnitee") shall promptly (and in no event more than seven (7) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the "lndemnitor") of such Proceeding. The failure of the lndemnitee to so notify the lndemnitor shall not impair the lndemnitee's ability to seek indemnification from the lndemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the lndemnitor's ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the lndemnitee, the lndemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in clause (i) below and there are no other defenses available to lndemnitee as specified in clause (iii) below, to assume the defense thereof with counsel reasonably satisfactory to the lndemnitee (in which case all attorney's fees and expenses shall be borne by the lndemnitor, and the lndemnitor shall in good faith defend the lndemnitee). The lndemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but, in such case, no fees and expenses of such counsel shall be borne by the lndemnitor unless such fees and expenses are otherwise required to be indemnified under Section 5.11(a), (b) or (d), as applicable, and (i) there is such a conflict of interest between the lndemnitor and the lndemnitee as would preclude, in compliance with the ethical rules in effect in the jurisdiction in which the Proceeding was brought, one lawyer from representing both parties simultaneously, (ii) the lndemnitor fails, within the earlier of (x) twenty (20) days following receipt of notice of the Proceeding from the lndemnitee or

(y) seven (7) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the lndemnitee or (iii) there are legal defenses available to lndemnitee that are different from or are in addition to those available to the lndemnitor. No compromise or settlement of such Proceeding may be effected by either party without the other party's consent unless (m) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (n) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement. Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld. The lndemnitor shall have no obligation

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to indemnify and hold harmless the lndemnitee from any loss, expense or liability incurred by the lndemnitee as a result of a default judgment entered against the lndemnitee unless such judgment was entered after the lndemnitor agreed, in writing, to assume the defense of such Proceeding.

Section 5.12    Charges of Administrative Trustee.

(a)    Each Person acquiring Baskets pursuant to a Purchase Order and each Person Surrendering Baskets pursuant to a Redemption Order shall pay to the Processing Agent the transaction fee specified in the ETF Services Agreement between the Trust and the Processing Agent, and reimburse the Trust, the Administrative Trustee and the Processing Agent for any and all expenses and costs incurred in connection with such Purchase Order or Redemption Order.

(b)    The Administrative Trustee is entitled to receive from the Sponsor fees for its services and reimbursement for its out-of-pocket expenses in accordance with written agreements between the Sponsor and the Administrative Trustee.

(c)    The Administrative Trustee is entitled to charge the Trust for all expenses and disbursements incurred by it under Section 5.17(a) or that are of the type described in Section 4.6(a)(ii) or (iii) (including the fees and disbursements of legal counsel), except that the Administrative Trustee is not entitled to charge the Trust for (i) expenses and disbursements that were incurred by it before the commencement of trading of Shares on the Exchange and (ii) fees of agents for performing services the Administrative Trustee is required to perform under this Agreement.

Section 5.13    Charges of the Sponsor.

(a)    The Sponsor is entitled to receive from the Trust, as an expense of the Trust, a fee for services that will accrue daily and be paid at least quarterly in arrears at an annualized rate of up to a certain percentage of the Net Asset Value of the Trust (the "Sponsor's Fee") beginning on the date of the commencement of trading of Shares on the Exchange. The Sponsor's Fee shall be included in this Agreement in accordance with Section 6.1(a). The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor's Fee for such period(s) of time it specifies in a notice of such fee waiver to the Administrative Trustee. The Sponsor is under no obligation to waive any portion of its fees hereunder or reimbursements pursuant to this Section 5.13, and any such waiver shall create no obligation to waive any such fees or reimbursements during any period not covered by the waiver. Any fee or reimbursement waiver by the Sponsor shall not operate to reduce the Sponsor's obligations hereunder, including its obligations under Section 5.7(f). The Sponsor may instruct the Administrative Trustee from time to time to withhold a portion of the Sponsor's Fee otherwise payable to the Sponsor and to pay such withheld portion to Persons identified by the Sponsor for the purpose of satisfying certain expenses of the Trust for which the Sponsor is responsible under Section 5.7(f).

(b)    The Sponsor is entitled to receive reimbursement from the Trust for all expenses and disbursements incurred by it under the last sentence of Section 5.11(d) or that are of the type described in Section 4.6(a)(ii), (iii) or (iv) (in respect of services performed or actions taken by the Sponsor) of this Agreement (including the fees and disbursements of legal counsel), except that the Sponsor is not entitled to charge the Trust for (i) expenses and disbursements incurred by it prior to

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the commencement of trading of Shares on the Exchange and (ii) fees of agents for performing services the Sponsor is required to perform under this Agreement.

Section 5.14   Retention of Trust Documents. The Administrative Trustee is authorized to destroy those documents, records, bills and other data compiled during the term of this Agreement at the times permitted by the laws or regulations governing the Administrative Trustee, unless the Sponsor reasonably requests the Administrative Trustee in writing to retain those items for a longer period.

Section 5.15    Federal Securities and Commodities Law Filings.

(a)    The Sponsor has prepared and filed a registration statement with the SEC and shall (i) take such action as is necessary to qualify the Shares for offering and sale under the federal securities laws of the United States, including the preparation and filing of amendments and supplements to such registration statement, and, if the Sponsor so determines, under the laws of any other relevant jurisdiction, (ii) promptly notify the Administrative Trustee of any amendment or supplement to the registration statement or Prospectus, of any order preventing or suspending the use of any prospectus, of any request to amend or supplement the registration statement or Prospectus or if any event or circumstance occurs that is known to the Sponsor as a result of which the registration statement or Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) provide the Administrative Trustee with copies, including copies in electronic form, of the Prospectus, as amended and supplemented, in such quantities as the Administrative Trustee may from time to time reasonably request and (iv) prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the Exchange Act, the Commodity Exchange Act, as amended, or the rules and regulations thereunder. The Administrative Trustee shall furnish to the Sponsor any information from the records of the Trust that the Sponsor reasonably requests in writing as needed to prepare any filing or submission that the Sponsor or the Trust is required to make under the federal securities or commodities laws of the United States or the laws of any other jurisdiction.

(b)    The Sponsor shall have all necessary and exclusive power and authority to (i) adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable, in the Sponsor's reasonable judgment, to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws, (ii) appoint and remove the auditors of the Trust, (iii) make any determination, choice, estimate or other decision that may be necessary or desirable in connection with the preparation of the financial statements of the Trust and (iv) seek from the relevant securities or other regulatory authorities such relief, clarification or other action as the Sponsor shall deem to be necessary or desirable regarding the disclosure or financial reporting obligations of the Trust; provided, however, that to the extent applicable laws, regulations or the listing rules of the Exchange contemplate that one or more of the powers vested in the Sponsor hereby be exercised by an audit committee, then the audit committee of the Sponsor's board of directors shall have exclusive power and authority to exercise such powers.

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(c)    Policies and procedures comprising the Trust's internal control over financial reporting have been adopted as of the date hereof and copies thereof have been delivered to the appropriate officers of the Sponsor and the Administrative Trustee. Amendments to such internal control over financial reporting may be proposed from time to time by the Sponsor, but such amendments may not be adopted in connection with the preparation of the Trust's financial statements without the Administrative Trustee's consent (which consent will not be unreasonably withheld or delayed).

Section 5.16   Prospectus Delivery. The Sponsor, or the Administrative Trustee on its behalf, will comply with the requirements to provide copies of the Prospectus for the Trust to Authorized Participants as provided in the relevant Authorized Participant Agreements.

Section 5.17    Discretionary Actions by Administrative Trustee; Consultation.

(a)    The Administrative Trustee may, with the consent of the Sponsor, undertake any action that it deems to be necessary or desirable to protect the Trust or the interests of the Registered Owners. The expenses incurred by the Administrative Trustee in connection with taking any such action (including the fees and disbursements of legal counsel) shall be expenses of the Trust, and the Administrative Trustee shall be entitled to be reimbursed for those expenses by the Trust.

(b)    The Administrative Trustee shall notify and consult with the Sponsor if the Administrative Trustee becomes aware of any development or event that affects the administration of the Trust but is not contemplated or provided for in this Agreement.

(c)    The Sponsor shall notify and consult with the Administrative Trustee (i) prior to undertaking any action described in the last sentence of Section 5.11(d) or (ii) if the Sponsor becomes aware of any development or event that affects the administration of the Trust but is not contemplated or provided for in this Agreement.

Section 5.18   Number of Trustees. The number of trustees of the Trust initially shall be two (2), and thereafter the number of trustees shall be such number as shall be fixed from time to time by the Sponsor. The Sponsor is entitled, subject to Section 5.9, to appoint or remove without cause any trustee at any time; provided, however, that, if required by the Act, there shall at all times be a Delaware Trustee.

Section 5.19    Initial Administrative Trustee.

(a)    The initial Administrative Trustee shall be BlackRock Fund Advisors.

(b)    Except as otherwise required by the Act, the Administrative Trustee is authorized to execute on behalf of the Trust any documents that the Administrative Trustee has the power and authority to cause the Trust to execute pursuant to this Agreement.

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Section 5.20    Delaware Trustee.

(a)    The Delaware Trustee shall either be (i) a natural person who is at least twenty-one (21) years of age and a resident of the State of Delaware or (ii) a legal entity that is a trustee having its principal place of business in the State of Delaware, otherwise meets the requirements of applicable Delaware law and shall act through one or more persons authorized to bind such entity. If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 5.20, it shall resign immediately in the manner and with the effect hereinafter specified in this Section 5.20. The Delaware Trustee shall be Wilmington Trust, National Association.

(b)    The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Administrative Trustee or the Sponsor that are set forth herein. The Delaware Trustee shall be one of the trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Act and for taking such actions as are required to be taken by a Delaware trustee under the Act. Subject to the foregoing, the duties (including fiduciary duties), liabilities and obligations of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) executing any certificates required to be filed with the Delaware Secretary of State that the Delaware Trustee is required to execute under Section 3811 of the Act, and there shall be no other duties (including fiduciary duties) or obligations, express or implied, at law or in equity, of the Delaware Trustee. The Delaware Trustee shall not be liable or accountable hereunder to the Trust or to any other Person or under any other agreement to which the Trust is a party, except for the Delaware Trustee's own gross negligence, bad faith or willful misconduct, as finally adjudicated by a court of competent jurisdiction. In particular, but not by way of limitation:

(i)    The Delaware Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, enforceability, collectability, location, existence, value or validity of the Trust Property or for the due execution hereof by the Sponsor and Administrative Trustee;

(ii)    The Delaware Trustee has not prepared or verified, and shall not be responsible or liable for, any information, disclosure or other statement in any document issued or delivered in connection herewith or the sale or transfer of the Shares;

(iii)    The Delaware Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Administrative Trustee;

(iv)    The Delaware Trustee shall not have any liability for the acts or omissions of the Sponsor, the Administrative Trustee or any other Person;

(v)    The Delaware Trustee shall have no duty or obligation to supervise the performance of any obligations of the Sponsor, the Administrative Trustee or any other Person;

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(vi)    No provision of this Trust Agreement shall require the Delaware Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder;

(vii)    The Delaware Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request, order or direction of the Administrative Trustee unless the Administrative Trustee or Sponsor has advanced any necessary expense and offered to Wilmington Trust, National Association (in its capacity as Delaware Trustee and individually) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by Wilmington Trust, National Association (including the reasonable fees and expenses of its counsel) therein or thereby;

(viii)    Notwithstanding anything contained herein to the contrary, the Delaware Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware;

(ix)    The Delaware Trustee shall not be personally liable for any error of judgment made in good faith by an officer or employee of the Delaware Trustee and the permissive right of the Delaware Trustee to perform any discretionary act or exercise any privilege enumerated herein shall not be construed as a duty;

(x)    The Delaware Trustee shall have no obligation or duty to monitor the Trust's obligations and duties;

(xi)    Under no circumstance shall the Delaware Trustee be personally liable for any representation, warranty, covenant, obligation, agreement or indebtedness of the Trust;

(xii)    The Delaware Trustee shall not be personally liable for (x) special, consequential, exemplary, indirect, incidental or punitive damages, however styled, including lost profits, (y) the acts or omissions of any nominee, correspondent, clearing agency or securities depository through which it holds the Trust's securities or assets or (z) any losses due, directly or indirectly, to forces beyond the reasonable control of the Delaware Trustee, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services and the Delaware Trustee shall not be liable for any amount in excess of the value of the Trust Property;

(xiii)    In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Agreement, the Delaware Trustee may act directly or through agents or attorneys or a custodian or nominee and the Delaware Trustee shall not be liable for the conduct or misconduct of such agents or attorneys or a custodian or nominee if such agents or attorneys or a custodian or nominee shall have been selected by the Delaware Trustee in good faith;

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(xiv)    Knowledge or information acquired by the Delaware Trustee will not be imputed to the Delaware Trustee in its individual capacity under any other document, nor shall it be imputed to any affiliate, line of business or other division of the client (and vice versa);

(xv)    The Delaware Trustee shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document, other than this Agreement, and shall have no duty to inquire as to the performance or nonperformance of any provision, whether or not an original or a copy of such agreement has been provided to the Delaware Trustee;

(xvi)    In the event that any of the Trust Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Trust Property, the Delaware Trustee, shall notify the Sponsor promptly in writing upon receipt by a Responsible Officer of the Delaware Trustee of notice of such event and naming the Trust and is hereby expressly authorized in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it. In the event that the Delaware Trustee obeys or complies with any such writ, order or decree as provided in the immediately preceding sentence it shall not be liable to any Person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated; and

(xvii)    If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, or the Delaware Trustee is in doubt as to the action to be taken hereunder, the Delaware Trustee may, at its option, after sending written notice of the same to transaction parties, refuse to act until such time as it (a) receives a final non-appealable order of a court of competent jurisdiction (b) receives a written instruction, executed by each of the parties involved in such disagreement or dispute, in a form reasonably acceptable to the Delaware Trustee. The Delaware Trustee will be entitled to act on any such written instruction or final, non-appealable order of a court of competent jurisdiction without further question, inquiry or consent. The Delaware Trustee may file an interpleader action in a state or federal court, and upon the filing thereof, Delaware Trustee will be relieved of all liability and will be entitled to recover reasonable and documented out-of-pocket attorneys' fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.

(c)    The Delaware Trustee shall serve until such time as the Sponsor removes the Delaware Trustee or the Delaware Trustee resigns and a successor Delaware Trustee is appointed by the Sponsor in accordance with the terms of this Section 5.20. The Delaware Trustee may resign at any time upon the giving of at least sixty (60) days' advance written notice to the Administrative Trustee; provided, that such resignation shall not become effective unless and until a successor Delaware Trustee shall have been appointed by the Sponsor in accordance with Section 5.20. If the Sponsor does not act within such sixty (60) day period, the Delaware Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Delaware Trustee.

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(d)    Upon the resignation or removal of the Delaware Trustee, the Sponsor shall appoint a successor Delaware Trustee by delivering a written instrument to the outgoing Delaware Trustee. Any successor Delaware Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Delaware Trustee and appointment of a successor Delaware Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Delaware Trustee to the outgoing Delaware Trustee and the Sponsor and any fees and expenses due to the outgoing Delaware Trustee are paid. Following compliance with the preceding sentence, the successor Delaware Trustee (i) shall file an amendment to the Certificate of Trust reflecting the change of Delaware Trustee and (ii) shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Delaware Trustee under this Agreement, with like effect as if originally named as Delaware Trustee, and the outgoing Delaware Trustee shall be discharged of its duties and obligations under this Agreement. Any business entity into which the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Delaware Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Delaware Trustee or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, shall be the successor of the Delaware Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto except as may be required by applicable law.

(e)    The Sponsor, the Administrative Trustee and the Trust shall indemnify the Delaware Trustee, its directors, employees, delegees and agents (the "Delaware Trustee Indemnified Persons") against, and hold each of them harmless from, any Indemnified Amounts (including the reasonable fees and expenses of counsel in the enforcement of this Agreement) that are incurred by any of them and that arise out of or are related to (i) the Trust, this Agreement, the Trust Property, the Shares or any offer or sale by the Trust of Baskets under this Agreement, (ii) acts performed or omitted pursuant to the provisions of this Agreement, as the same may be amended, modified or supplemented from time to time, (A) by a Delaware Trustee Indemnified Person or (B) by the Sponsor or the Administrative Trustee or (iii) any filings with or submissions to the SEC in connection with or with respect to the Shares (which, by way of illustration and not by way of limitation, include any registration statement and any amendments or supplements thereto filed with the SEC or any periodic reports or updates that may be filed under the Exchange Act or any failure to make any filings with or submissions to the SEC that are required to be made in connection with or with respect to the Shares), except that the none of the Administrative Trustee, the Sponsor nor the Trust shall have any obligations under this Section 5.20(e) to pay any Indemnified Amounts incurred as a direct result of and attributable to (as adjudicated by a court of competent jurisdiction) (x) the willful misconduct, gross negligence or bad faith of the Delaware Trustee or (y) representations regarding the Delaware Trustee in its individual capacity furnished in writing by the Delaware Trustee in its individual capacity to the Sponsor expressly for use in the registration statement, or any amendment thereto, filed with the SEC relating to the Shares that is not altered by the Sponsor or the Trust. Any such indemnity shall be subject to the provisions of Section 5.11(e). Any amounts payable to a Delaware Trustee Indemnified Party under this Section 5.11(d) may be payable in advance or shall be secured by a lien on the Trust. The terms of this indemnity, Section 5.20(f) and Section 5.21 shall survive the termination of this Agreement or the earlier resignation or removal of the Delaware Trustee.

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(f)    To the extent that the Delaware Trustee becomes liable for the payment of any taxes in respect of income derived from the investment of the Trust Property, the Delaware Trustee shall satisfy such liability to the extent possible from the Trust Property. The parties hereto, jointly and severally, shall indemnity, defend and hold the Delaware Trustee harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Delaware Trustee on or with respect to the Trust Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was finally adjudicated to have been caused by the gross negligence or willful misconduct of the Delaware Trustee. The indemnification provided in the Section 5.20(f) is in addition to the indemnification provided in Section 5.20(e).

Section 5.21   Compensation and Expenses of the Delaware Trustee. The Delaware Trustee shall be entitled to receive from the Sponsor compensation for its services hereunder as set forth in a separate fee agreement with the Delaware Trustee, the provisions of which are hereby incorporated by reference, and shall be entitled to be reimbursed by the Sponsor for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Delaware Trustee may retain in connection with the exercise and performance of its rights and duties hereunder.

Section 5.22   Action Upon Instruction. Whenever the Delaware Trustee is (i) unable to decide between alternative courses of action permitted or required by the terms of this Trust Agreement or (ii) unsure as to the application of any provision of this Trust Agreement or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision or in the event that this Trust Agreement is silent or is incomplete as to the course of action that the Delaware Trustee is required to take with respect to a particular set of facts, the Delaware Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Administrative Trustee requesting instruction and, to the extent that the Delaware Trustee acts or refrains from acting in good faith in accordance with any such instruction received from the Administrative Trustee, the Delaware Trustee shall not be liable, on account of such action or inaction, to any person. If the Delaware Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Trust, and shall not have liability to any Person for such action or inaction. The Delaware Trustee shall not be required to take any action hereunder or at the request or direction of the Administrative Trustee, if the Delaware Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Delaware Trustee or is contrary to the terms hereof or of any document or is otherwise contrary to law or if the Delaware Trustee shall have reasonable grounds for believing that adequate indemnity (satisfactory in its sole and absolute discretion) against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction is not reasonably assured or provided to it.

Section 5.23   Reliance and Advice. The Delaware Trustee shall be entitlted to rely on and shall not be liable for any action taken by the Delaware Trustee in accordance with the advice of counsel

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or other professionals retained or consulted by the Delaware Trustee. The Delaware Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debentue, note, other evidence of indebtedness or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. The Delaware Trustee may, at the expense of the Administrative Trustee, request, rely on and act in accordance with officer's certificates and/or opinions of counsel, and shall incur no liability and shall be fully protected in acting or refraining from acting in accordance with such officer's certificates and opinions of counsel.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1    Amendment.

(a)    The Sponsor and the Administrative Trustee may amend any provision of this Agreement without the consent of any Registered Owner or Beneficial Owner. Any amendment that imposes or increases any fees or charges (other than the Sponsor's Fee to be included in this Agreement prior to the commencement of trading of Shares on the Exchange and other than taxes and other governmental charges) or prejudices a substantial existing right of the Registered Owners will not become effective until thirty (30) days after notice of such amendment is given by the Administrative Trustee to the Registered Owners. Every Registered Owner and Beneficial Owner, at the time any such amendment becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by this Agreement as amended thereby. In no event shall any amendment impair the right of a Registered Owner to Surrender Baskets and receive therefor the amount of Trust Property represented thereby, except in order to comply with mandatory provisions of applicable law. No amendment shall be made to this Agreement without the consent of the Delaware Trustee if such amendment adversely affects any of its rights, duties or liabilities. Prior to the execution of any amendment to the Trust Agreement or the Certificate of Trust, the Delaware Trustee shall be entitled to receive and rely upon an opinion of counsel and/or officer's certificate of the Sponsor or Administrative Trustee stating that the execution of such amendment is authorized or permitted by this Agreement and an officer's certificate of the Sponsor or Administrative Trustee stating that all conditions precedent to such amendment have been satisfied.

Section 6.2    Termination.

(a)    The term for which the Trust will exist commenced on the date of the filing of the Certificate of Trust and shall continue until terminated pursuant to the provisions hereof. The Administrative Trustee shall set a date on which the Trust shall dissolve and mail notice of that dissolution to the Registered Owners at least thirty (30) days prior to the date set for dissolution.

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(b)	The Trust shall dissolve at any time if any of the following occurs:

(i)    the Administrative Trustee is notified that the Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five (5) Business Days of their delisting;

(ii)    a U.S. federal or state regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoin or seizes, impounds or otherwise restricts access to Trust assets;

(iii)    the Sponsor notifies the Administrative Trustee in writing that it has determined, in its sole discretion, that the dissolution of the Trust is advisable; or

(iv)    DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

(c)    Without limiting the authority of the Sponsor to dissolve the Trust under Section 6.2(b)(iii), the Sponsor may, in its sole discretion, dissolve the Trust if any of the following occurs:

(i)    sixty (60) days have elapsed since the Administrative Trustee notified the Sponsor of the Administrative Trustee's election to resign, and a successor Administrative Trustee has not been appointed and accepted its appointment as provided in Section 5.9;

(ii)    the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act of 1940, as amended;

(iii)     the CFTC determines that the Trust is a commodity pool under the

(iv)    the Index Administrator ceases to maintain the Index or any ongoing event exists that prevents or makes impractical the determination of the Index price and, in the opinion of the Sponsor, no successor or similar pricing source is reasonably available;

(v)    the value of the Trust is at a level at which continued operation of the Trust is not cost-efficient;

(vi)    the U.S. Department of the Treasury Financial Crimes Enforcement Network ("FinCEN") determines that the Trust or the Sponsor is required to register as a money services business, or the New York Department of Financial Services determines the Trust or the Sponsor is required to obtain licensure under 23 NYCRR Part 200 ("Bitlicense");

(vii)    if any state regulator or court of competent authority determines the Sponsor or the Trust is required to obtain a money transmitter license or other state license;

(viii)    any ongoing event exists that either prevents the Trust from or makes impractical the Trust's holding of bitcoin, or prevents the Trust from converting or makes impractical

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the Trust's reasonable efforts to convert bitcoin to U.S. dollars, or prevents the Trust from completing or makes impractical the Trust's reasonable efforts to complete in-kind creations and redemptions;

(ix)    the Trust is taxable as a corporation for U.S. federal income tax purposes, and the Administrative Trustee receives notice from the Sponsor that the Sponsor has determined that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable; or

(x)    any custodian (including, for the avoidance of doubt, either of the Custodians) or prime execution agent (including, for the avoidance of doubt, the Prime Execution Agent) then acting resigns, is removed or otherwise ceases to act as custodian or prime execution agent and, in the opinion of the Sponsor, no successor custodian or prime execution agent has been employed prior to (i) the effective date of such resignation, removal or cessation, or (ii) in the case of the Bitcoin Custodian, the Additional Bitcoin Custodian or Prime Execution Agent, the final date as of which the Bitcoin Custodian, Additional Bitcoin Custodian or Prime Execution Agent will cease to hold any of the Trust's assets, to the extent different from (i).

(d)    On and after the dissolution of the Trust, the Administrative Trustee shall, in accordance with Section 3808(e) of the Act, wind up the business and affairs of the Trust. Subject to the payment or the reasonable provision of such payment by the Administrative Trustee of the claims and obligations of the Trust as required by Section 3808(e) of the Act, the Registered Owners will be entitled to delivery to them of the amount of Trust Property represented by their Shares as hereinafter provided. The Administrative Trustee shall not accept any Purchase Order or Redemption Order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Trust, the Administrative Trustee thereafter shall (i) discontinue the registration of transfers of Shares; (ii) continue to collect distributions pertaining to Trust Property and hold the proceeds thereof uninvested, without liability for interest; and (iii) pay pursuant to Section 3808(e) of the Act the Trust's expenses and may sell Trust Property as necessary to meet those expenses. After the dissolution of the Trust, the Administrative Trustee shall sell or otherwise liquidate the Trust Property then held under this Trust Agreement and, after complying with Section 3808(e) of the Act and deducting any fees, expenses, taxes or other governmental charges payable by the Trust and any expenses for the account of the Registered Owner of such Shares in accordance with the terms and conditions of this Trust Agreement and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to the Registered Owners. The Administrative Trustee and the Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Administrative Trustee pursuant to the Sponsor's instruction or otherwise made by the Administrative Trustee in good faith. Upon the dissolution of the Trust and the winding up of the Trust by the Sponsor and the Administrative Trustee, the Delaware Trustee shall, upon receipt of written direction of the Administrative Trustee or the Sponsor, execute and cause a certificate of cancellation of the Certificate of Trust to be filed with the Secretary of State in accordance with the Act. After making such filing, the Administrative Trustee and the Delaware Trustee shall be discharged from all obligations under this Trust Agreement and this Trust Agreement shall terminate other than such provisions that expressly survive termination.

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(e)    Upon the termination of this Agreement, the Sponsor shall be discharged from all obligations under this Agreement, except that its obligations to the Administrative Trustee under Sections 5.11 and 5.12 shall survive termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1   Counterparts. This Agreement may be executed in any number of counterparts, each of which is deemed to be an original and all of such counterparts constitute one and the same agreement. Copies of this Agreement are filed with the Administrative Trustee and are open to inspection by any Registered Owner during the Administrative Trustee's business hours.

Section 7.2   Third-Party Beneficiaries. Subject to Section 5.8, this Agreement is for the exclusive benefit of the parties hereto and the Covered Persons and other indemnified parties referred to in Section 5.11, and the Registered Owners, Beneficial Owners and Depositors from time to time, and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other Person.

Section 7.3   Severability. In case any one or more of the provisions contained in this Agreement are or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4   Notices.

(a)    All notices given under this Agreement must be in writing.

(b)    Any notice to be given to the Administrative Trustee, the Sponsor or the Delaware Trustee shall be deemed to have been duly given (i) when it is actually delivered by a messenger or a recognized courier service, (ii) five (5) days after it is mailed by registered or certified mail, postage paid or (iii) when receipt of a facsimile transmission is acknowledged via a return receipt or receipt confirmation as requested by the original transmission, in each case to or at the address or facsimile number set forth below:

To the Administrative Trustee:

BlackRock Fund Advisors.

400 Howard Street

San Francisco, CA 94105

Attention: Legal Department

Facsimile: (415) 618-5712

or (1) any other place to which the Administrative Trustee may have transferred its Corporate Trust Office with notice to the Sponsor and

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the Delaware Trustee or (2) any entity to which the Administrative Trustee may have transferred all or some of its duties hereunder pursuant to Section 5.8 at the address set forth in the notice of transfer provided to the Sponsor and the Delaware Trustee.

To the Sponsor:

iShares ® Delaware Trust Sponsor LLC 400

Howard Street

San Francisco, CA 94105

Attention:    Product Management Team, Intermediary Investors and

Exchange

Traded Products Department

Facsimile: (415) 618-5097

or any other place to which the Sponsor may have transferred its principal office with notice to the Administrative Trustee and the Delaware Trustee.

To the Delaware Trustee:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Administration

Facsimile: (302) 636-4140

or any other place to which the Delaware Trustee may have transferred its principal office with notice to the Administrative Trustee and the Sponsor.

(c)    Any notice to be given to a Registered Owner shall be deemed to have been duly given (i) when actually delivered by messenger or a recognized courier service, (ii) when mailed, postage prepaid or (iii) when sent by facsimile transmission confirmed by letter, in each case at or to the address of such Registered Owner as it appears on the transfer books of the Administrative Trustee, or, if such Registered Owner shall have filed with the Administrative Trustee a written request that any notice or communication intended for such Registered Owner be delivered to some other address, at the address designated in such request.

Section 7.5     Governing Law; Consent to Jurisdiction.

(a)    This Agreement is governed by and is to be construed in accordance with the laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Sponsor, the Administrative Trustee, the Delaware Trustee or this Agreement, any provisions of the

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laws (statutory or common) of the State of Delaware, other than the Act, pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof (i) the filing with any court or governmental body or agency of trustee accounts or schedule of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, representatives, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents, or employees of a trust, (v) the allocation of receipts and expenditures to income and principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees. Sections 3540, 3542 and 3561 of Title 12 of the Delaware Code shall not apply to the Trust.

(b)    The parties hereto hereby (i) irrevocably submit to the non-exclusive jurisdiction of any Delaware state court or federal court sitting in Wilmington, Delaware in any action arising out of or relating to this Agreement and (ii) consent to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by applicable law or affect its right to bring any action in any other court. Each party agrees that, in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party waives any right that it may otherwise have to (x) seek punitive or consequential damages or (y) request a trial by jury. Notwithstanding the foregoing, causes of action for violations of the Exchange Act or the Securities Act shall not be governed by this Section 7.5.

Section 7.6   Headings. The titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Agreement.

Section 7.7   Compliance with Regulation B. If any banking institution that is either a party to this Agreement or a delegee pursuant hereto reasonably believes that any of the activities described herein and to be performed by such institution are reasonably likely to result in such institution having to register as a broker-dealer under federal law, then (a) such institution will promptly notify in writing the other parties in reasonable detail of the basis of its concern, (b) such institution thereafter shall not be deemed to be in violation of, or acting negligently or in bad faith with respect to, this Agreement or any agreement incidental hereto by virtue of not engaging in such activity and (c) the parties hereto shall promptly restructure the arrangements described herein in good faith to the extent necessary to prevent such registration from having to occur.

Section 7.8   Binding Effect; Entire Agreement. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement is binding upon and inures to the benefit of the parties hereto and their respective personal representatives, successors and permitted assigns. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

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Section 7.9   Provisions in Conflict With Law or Regulations. The provIsIons of this Agreement are severable, and if the Administrative Trustee determines, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, the Act or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Agreement, even without any amendment of this Agreement pursuant to this Agreement; provided, however, that such determination by the Administrative Trustee shall not affect or impair any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination. The Administrative Trustee shall not be liable for making or failing to make such a determination.

Section 7.10   Patriot Act. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, including the Customer Identification Program requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title Ill of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations (collectively, the "USA PATRIOT Act"), FinCEN, Customer Due Diligence Requirements and such other laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions ("Applicable AML Law"), the Delaware Trustee is required to obtain, verify and record certain information relating to individuals and entities which establish or maintain a business relationship with the Delaware Trustee. Accordingly, the Beneficial Owners shall, at the reasonable request of the Delaware Trustee, cause to be provided to the Delaware Trustee from time to time such identifying information and documentation as may be available to enable the Delaware Trustee to comply with Applicable AML Law.

Pursuant to Applicable AML Law, the Delaware Trustee is required to obtain on or before closing and from time to time thereafter, documentation to verify and record information that identifies each Person who opens an account at the Delaware Trustee. For a non-individual Person such as a business entity, a charity, a trust or other legal entity, the Delaware Trustee will ask for documentation to verify the entity's formation and existence, its financial statements, licenses, tax identification documents, identification and authorization documents from individuals claiming authority to represent the entity and other relevant documentation and information (including beneficial owners of such entities). To the fullest extent permitted by Applicable AML Law, the Delaware Trustee may conclusively rely on, and shall be fully protected in relying on, any such information. Failure to provide such information may result in an inability of the Delaware Trustee to perform its obligations hereunder, which, at the sole option of the Delaware Trustee, may result in the Delaware Trustee's resignation in accordance with the terms hereof. In addition to the Delaware Trustee's obligations under Applicable AML Law, the Corporate Transparency Act (31 U.S.C § 5336) and its implementing regulations (collectively, the "CTA" and together with Applicable AML Law, "AML Law"), may require the Trust to file reports with FinCEN after the date of this Agreement. It shall be the Sponsor's and Administrative Trustee's duty and not the Delaware Trustee's duty to cause the Trust to make such filings and to cause the Trust to comply with its obligations under the CTA, if any. The parties hereto agree that, for purposes of AML Law, the Beneficial Owners shall be deemed to be the sole direct owners of the Trust, acknowledge that the Delaware Trustee acts solely as a directed trustee at the direction of other Persons designated hereunder and that one or more controlling parties of such Persons (and not of

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the Delaware Trustee) are and shall deemed to be the parties with the power and authority to exercise substantial control over the Trust.

The parties hereto agree that the Trust, the Sponsor and the Administrative Trustee are not responsible for the accuracy of information provided by other parties hereto or any third party.

Section 7.11   Execution Authority. The Delaware Trustee is hereby authorized and directed to execute this Agreement. The Sponsor and the Administrative Trustee certify to the Delaware Trustee that the execution of this Agreement is authorized and permitted by the Existing Trust Agreement and all conditions precedent to this Agreement have been satisfied.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Trust Agreement as of the day and year first set forth above.

iSHARES® DELAWARE TRUST SPONSOR LLC, as Sponsor

By:	/s/ Bryan Bowers
Name: Bryan Bowers Title: Director and Chief Financial Officer

BLACKROCK FUND ADVISORS, as Administrative Trustee

By:	/s/ Bryan Bowers
Name: Bryan Bowers Title: Managing Director

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Delaware Trustee

By:	/s/ Drew H. Davis
Name: Drew H. Davis Title: Vice President

Consented and agreed:

By: /s/ Daniel Schwieger

Daniel Schwieger, as Initial Trustee

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EXHIBIT A

FORM OF CERTIFICATE

THE SHARES EVIDENCED HEREBY REPRESENT RIGHTS WITH RESPECT TO UNDERLYING TRUST PROPERTY (AS DEFINED IN THE TRUST AGREEMENT REFERRED TO HEREIN) HELD BY THE iSHARES® BITCOIN PREMIUM INCOME ETF (THE "TRUST") AND DO NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND ARE NOT GUARANTEED BY THE SPONSOR, THE ADMINISTRATIVE TRUSTEE, THE DELAWARE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SHARES NOR THE UNDERLYING TRUST PROPERTY IS INSURED UNDER ANY AGREEMENT THAT DIRECTLY BENEFITS THE TRUST OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE AGENT AUTHORIZED BY THE TRUST FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRUST SHARES

ISSUED BY

iSHARES® BITCOIN PREMIUM INCOME ETF

REPRESENTING

FRACTIONAL UNDIVIDED INTERESTS IN THE NET ASSETS OF THE TRUST

BLACKROCK FUND ADVISORS, as Administrative Trustee

No.	·shares CUSIP:

BLACKROCK FUND ADVISORS, as Administrative Trustee (the "Administrative Trustee"), hereby certifies that CEDE & CO., as nominee of The Depository Trust Company, or registered assigns, IS THE OWNER OF           Shares issued by iShares® Bitcoin Premium Income ETF (the "Trust"), each representing a fractional undivided beneficial interest in the net assets of the Trust, as provided in the Trust Agreement referred to below. The Administrative Trustee's Corporate Trust Office and its principal executive office are located at 400 Howard Street, San Francisco, CA 94105.

This Certificate is issued upon the terms and conditions set forth in the Amended and Restated Trust Agreement, dated as of May 8, 2026 (the "Trust Agreement"), among iShares® Delaware Trust Sponsor LLC (the "Sponsor"), the Administrative Trustee, and Wilmington Trust, National Association, as Delaware Trustee. The Trust Agreement sets forth the rights of Registered Owners and the rights

•	That number of Shares held at The Depository Trust Company at any given point in time.

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and duties of the Administrative Trustee and the Sponsor. Copies of the Trust Agreement are on file at the Administrative Trustee's Corporate Trust Office.

The Trust Agreement is hereby incorporated by reference into and made a part of this Certificate as if set forth in full in this place. Capitalized terms not defined herein shall have the meanings set forth in the Trust Agreement.

This Certificate shall not be entitled to any benefits under the Trust Agreement or be valid or obligatory for any purpose unless it is executed by the manual or facsimile signature of a duly authorized signatory of the Administrative Trustee and, if a Registrar (other than the Administrative Trustee) for the Shares shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar.

BLACKROCK FUND ADVISORS, as Administrative Trustee

By:
Name: Bryan Bowers Title: Managing Director

THE ADMINISTRATIVE TRUSTEE'S CORPORATE TRUST OFFICE ADDRESS IS 400 HOWARD STREET, SAN FRANCISCO, CA 94105

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ANNEX I

CAPITAL ACCOUNTS, DISTRIBUTIONS AND ALLOCATIONS

Section 1 Capital Accounts.

(a)    The Trust shall establish and maintain a separate account (the "Capital Account") for each Beneficial Owner's Shares in accordance with the following provisions (references to Sections in this Annex I will be to Sections in this Annex I unless otherwise stated and references to Sections of the Agreement will be indicated as such):

(i)    Initial Contribution. A Beneficial Owner's "Initial Contribution" will be equal to the amount of cash and the value (as determined under Section 7 of this Annex I) of any assets contributed to the Trust by such Beneficial Owner or its agent on the first issuance of Shares to such Beneficial Owner or its agent as described in Article II.

(ii)    Initial Capital Account. The initial balance of the Capital Account of each Beneficial Owner shall be such Beneficial Owner's Initial Contribution.

(iii)   Adjustments to Capital Accounts.

(A)    Each Beneficial Owner's Capital Account shall be increased by the amount of additional cash and the value (as determined under Section 7 of this Annex I) of any assets contributed to the Trust by such Beneficial Owner or its agent, and by any income or gain (including income and gain exempt from tax) computed in accordance with Section 1(b) and allocated to such Beneficial Owner pursuant to Section 2.

(B)    Each Beneficial Owner's Capital Account shall be decreased by the amount of cash and the value (as determined under Section 7 of this Annex I) of any assets distributed to such Beneficial Owner or its agent pursuant to any provision of this Agreement, and by any expenses, deductions or losses computed in accordance with Section 1(b) and allocated to such Beneficial Owner pursuant to Section 2.

(iv)    Contributions; Distributions; Redemptions.

(A)    Each Beneficial Owner agrees that it (or its agent) will contribute property to the Trust only if such property has, to the best of that Beneficial Owner's knowledge after reasonable inquiry, a basis for tax purposes equal to the fair market value of such property, and acknowledges that the Trust will rely upon such fair market value basis for purposes of determining and allocating items of income, gain, loss, deduction, basis and other tax items. For this purpose, Section 7 shall apply to determine fair market value.

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(B)    In connection with a redemption pursuant to the provisions of this Agreement, the Administrative Trustee will specifically identify the items of property to be distributed to a Beneficial Owner or its agent or sold or closed out.

(b)    For purposes of computing the amount of any item of income, gain, deduction, expense or loss to be reflected in a Beneficial Owner's Capital Account, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes; provided that:

(i)    Items described in Section 705(a)(2)(B) of the Code shall be treated as items of deduction. All fees and other expenses incurred by the Trust to promote the sale of (or to sell) a Share that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of Capital Account maintenance, be treated as an item described in Section 705(a)(2)(B) of the Code.

(ii)    Except as otherwise provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code.

(iii)    In computing income, gain, deduction, expense or loss for Capital Account purposes, the amount of such item shall be determined taking into account the book value of the Trust's property, as adjusted pursuant to Section 1(d).

(c)    In the event any Beneficial Owner's Shares are transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of such Beneficial Owner to the extent such Capital Account relates to the transferred Shares.

(d)    Consistent with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(f), upon an issuance or redemption of Shares, in connection with the dissolution, liquidation or termination of the Trust, or otherwise as appropriate pursuant to generally accepted industry accounting practices, the Capital Accounts of all Beneficial Owners may, immediately prior to such issuance, redemption, dissolution, liquidation, termination, or otherwise, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to Trust property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of such property, immediately prior to such issuance, redemption, dissolution, liquidation, termination, or otherwise, and had been allocated to the Beneficial Owners at such time pursuant to Section 2. Pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(g), appropriate adjustments shall be made to the book value of Trust property with Unrealized Gain or Unrealized Loss. Proper adjustment shall be made to the amount of any Capital Account adjustment under this Section 1(d) to take into account any prior Capital Account adjustment under this Section 1.

Section 2 Allocations for Capital Account Purposes.

(a)    For purposes of maintaining Capital Accounts and in determining the rights of the Beneficial Owners among themselves, except as otherwise provided in this Section 2, each item of

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income, gain, loss, expense and deduction (computed in accordance with Section 1(b)) shall be allocated to the Beneficial Owners in accordance with their respective Percentage Interests.

(b)    Pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(g), items of depreciation, depletion, amortization and gain or loss attributable to Adjusted Property that has a Book-Tax Disparity shall be allocated among the Beneficial Owners in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3).

(c)    If any Beneficial Owner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), then items of Trust income and gain (consisting of a pro rota portion of each item of Trust income, including gross income, and gain for such year) shall be specially allocated to such Beneficial Owner in an amount and manner sufficient to eliminate a deficit balance in its Capital Account (after decreasing such Beneficial Owner's Capital Account balance by the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6)) created by such adjustments, allocations or distributions as quickly as possible. This Section 2(c) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

Section 3 Allocations for Tax Purposes.

(a)    For U.S. federal income tax purposes, except as otherwise provided in this Section 3, each item of income, gain, loss, deduction and credit of the Trust shall be allocated among the Beneficial Owners in accordance with their respective Percentage Interests.

(b)    In an attempt to eliminate Book-Tax Disparities, items of income, gain, loss, or deduction shall be allocated for U.S. federal income tax purposes among the Beneficial Owners under the remedial allocation method of Treasury Regulations Section 1.704-3(d).

(c)    If any Beneficial Owner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), then items of income and gain shall be specially allocated to such Beneficial Owner in an amount and manner consistent with the allocations of income and gain pursuant to Section 2(c).

(d)    The provisions of this Annex I and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. The Administrative Trustee shall be authorized to make appropriate amendments to the allocations of items pursuant to this Section 3 if necessary in order to comply with Section 704 of the Code or applicable Treasury Regulations promulgated thereunder.

Section 4 Tax Conventions.

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(a)    For purposes of Sections 1, 2 and 3, the Administrative Trustee shall cause the Trust to adopt such conventions as may be necessary or appropriate in the Administrative Trustee's reasonable discretion in order to comply with applicable law, including Section 706 of the Code and the Treasury Regulations or rulings promulgated thereunder, or to allocate items of the Trust's income, gain, loss, expenses, deductions and credits in a manner that reflects a Beneficial Owner's Shares. The Administrative Trustee may revise, alter or otherwise modify such conventions in accordance with the standard established in the prior sentence.

(b)    Unless the Administrative Trustee determines that another convention is necessary or appropriate in the Administrative Trustee's reasonable discretion in order to comply with applicable law, or to allocate items of the Trust's income, gain, loss, expenses, deductions and credits in a manner that more accurately reflects a Beneficial Owner's Shares, the Trust shall use the monthly convention described in this Section 4(b).

(i)    All issuances, redemptions and transfers of Shares or beneficial interests therein shall be deemed to take place at a price equal to the value of such Share or beneficial interest therein at the end of the Business Day during the month in which the issuance, redemption or transfer takes place on which the value of a Share is lowest (such price, the "single monthly price"). Accordingly, in determining Unrealized Gain or Unrealized Loss and in making the adjustments provided for by Section 1(d), the fair market value of all Trust property immediately prior to the issuance, redemption or transfer of Shares shall be deemed to be equal to the lowest value of such property (as determined under Section 7) during the month in which such Shares are issued or redeemed. In the event that the Trust makes an election under Section 754 of the Code, adjustments to be made under Sections 734(b) and 743(b) of the Code will be made using the same monthly convention, including by reference to the single monthly price.

(ii)    All contributed property shall be deemed to be contributed at a price equal to the weighted average value of such property (as determined under Section 7) during the month in which such property is contributed. All purchases and sales of property, however, shall be treated as taking place at a price equal to the purchase or sales price of the property, respectively.

(iii)    Each item of Trust income, gain, expense, loss, deduction and credit attributable to transferred Shares shall, for U.S. federal income tax purposes, be determined on a monthly basis and shall be allocated to the Beneficial Owners who own Shares as of the close of the last day of the month preceding the month in which the transfer occurs, provided that, for the initial period beginning on the date hereof and ending on the last day of the month following the month in which this Agreement becomes effective, such items shall be allocated to the Beneficial Owners who own the Shares as of the close of the last day of the month in which such items arose; and provided further that, unless the Administrative Trustee determines that another method is necessary or appropriate in the Administrative Trustee's reasonable discretion, gain or loss on a sale or other disposition of all or a substantial portion of the assets of the Trust (or, in the Administrative Trustee's sole discretion, other sales or dispositions of assets if appropriate to more accurately allocate such gain and loss to Beneficial Owners in a manner that corresponds to their economic gain and loss)

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shall be allocated to the Beneficial Owners who own Shares as of the close of the day in which such gain or loss is recognized for U.S. federal income tax purposes.

(iv)    All such allocations are intended to constitute a reasonable method of allocation in accordance with Treasury Regulations Section 1.706-1(c)(2)(ii) and to take into account a Beneficial Owner or Beneficial Owner's varying Shares during the taxable year of any issuance, redemption or transfer of Shares or beneficial interests therein. Any person who is the transferee of Shares shall be deemed to consent to the methods of determination and allocation set forth in this Section 4 as a condition of receiving such Shares.

Section 5 Shares as Personal Property. Each Beneficial Owner hereby agrees that its Shares shall for all purposes be personal property. The Trust shall be the sole owner of the property and rights conveyed to it. No Beneficial Owner has any interest in specific Trust property, including property conveyed to the Trust by a Beneficial Owner.

Section 6 Interest on Capital Contributions. No Beneficial Owner shall be entitled to any interest on its capital contribution.

Section 7 Valuation.

(a)    Unless otherwise provided in this Agreement, the value, on any day, of bitcoin, IBIT Shares and any other property, other than cash, under this Agreement shall be determined as of 4:00 p.m. (New York City time) on that day, as follows:

(i)    The Administrative Trustee will value bitcoin (A) based on the value as reflected by the Index or (B) at its fair value, as reasonably determined by the Administrative Trustee, if the Index is not readily available.

(ii)    The Administrative Trustee will value IBIT Shares at (A) their current market value or (B) their fair value, as reasonably determined by the Administrative Trustee, if no quotations for IBIT Shares are readily available.

(iii)    The Administrative Trustee will value all other property at (A) its current market value, if quotations for such property are readily available or (B) its fair value, as reasonably determined by the Administrative Trustee, if no quotations for such property are readily available.

(b)    The Administrative Trustee may (but is not required to) employ the services of, and rely upon the reports of, a recognized pricing service (including a pricing service that is an Affiliate of the Administrative Trustee). If the Administrative Trustee determines that the procedures in this Section 7 are an inappropriate basis for the valuation of the Trust's assets, it shall determine an alternative basis to be employed. The Administrative Trustee shall not be liable to any Person for any determination as to the alternative basis for evaluation; provided that such determination is made in good faith.

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Section 8 Distributions.

(a)    Distributions from the Trust upon the occurrence of a redemption or upon dissolution, liquidation or termination pursuant to Section 2.9 or 6.2 of the Agreement, will be in the form of assets and/or cash as determined by such sections, as applicable; provided that, in the case of a distributions upon dissolution, liquidation or termination, amounts received by Beneficial Owners shall be in accordance with Capital Accounts as provided in Treasury Regulations Section 1.704-1(b)(2)(ii)(b).

(b)    Notwithstanding any provision to the contrary contained in this Agreement, the Trust, and the Administrative Trustee on behalf of the Trust, shall not be required to make a distribution with respect to Shares if such distribution would violate the Act or any other applicable law. A determination that a distribution is not prohibited under this Section 8 or the Act shall be made by the Administrative Trustee and, to the fullest extent permitted by applicable law, may be based either on financial statements prepared on the basis of accounting practices and principles that are reasonable under the circumstances or on a fair valuation or any other method that is reasonable under the circumstances. Unless otherwise agreed to by the Beneficial Owners, a Beneficial Owner shall be entitled only to the distributions expressly provided for in this Agreement.

(c)    Notwithstanding anything to the contrary contained in this Agreement, the Beneficial Owners understand and acknowledge that a Beneficial Owner (or its agent) may be compelled to accept a distribution of any asset in kind from the Trust despite the fact that the percentage of the asset distributed to such Beneficial Owner (or its agent) exceeds the percentage of that asset which is equal to the percentage in which such Beneficial Owner shares in distributions from the Trust.

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80-41098975

RLF1 35587420v.4